                                                                    Exhibit 10.1

================================================================================
                                                                  Execution Copy

                                CREDIT AGREEMENT

                                      among

                          COINMACH LAUNDRY CORPORATION,

                              COINMACH CORPORATION,

                     THE SUBSIDIARY GUARANTORS PARTY HERETO

                                       and

                     THE LENDING INSTITUTIONS LISTED HEREIN

                                       and

                             BANKERS TRUST COMPANY,
                  as ADMINISTRATIVE AGENT and COLLATERAL AGENT,

                         DEUTSCHE BANC ALEX. BROWN INC.,
                       as LEAD ARRANGER and BOOK MANAGER,

          J.P. MORGAN SECURITIES INC. and FIRST UNION SECURITIES, INC.,
                             as SYNDICATION AGENTS,

                                       and

                        CREDIT LYONNAIS NEW YORK BRANCH,
                             as DOCUMENTATION AGENT

                       ----------------------------------

                          Dated as of January 25, 2002

================================================================================

                                TABLE OF CONTENTS

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
SECTION 1.       Amount and Terms of Credit .......................................................      1

     1.01        The Commitments ..................................................................      1
     1.02        Additional Loan Commitments ......................................................      3
     1.03        Minimum Amount of Each Borrowing .................................................      4
     1.04        Notice of Borrowing ..............................................................      4
     1.05        Disbursement of Funds ............................................................      5
     1.06        Notes ............................................................................      6
     1.07        Conversions; Continuations .......................................................      7
     1.08        Pro Rata Borrowings ..............................................................      8
     1.09        Interest .........................................................................      8
     1.10        Interest Periods .................................................................      9
     1.11        Increased Costs, Illegality, etc .................................................     10
     1.12        Compensation .....................................................................     12
     1.13        Change of Lending Office .........................................................     12
     1.14        Replacement of Banks .............................................................     12

SECTION 2.       Letters of Credit ................................................................     13

     2.01        Letters of Credit ................................................................     13
     2.02        Letter of Credit Requests ........................................................     14
     2.03        Letter of Credit Participations ..................................................     14
     2.04        Agreement to Repay Letter of Credit Payments .....................................     16
     2.05        Increased Costs ..................................................................     17

SECTION 3.       Commitment Commission; Fees; Reductions of Commitment ............................     18

     3.01        Fees .............................................................................     18
     3.02        Voluntary Termination of Unutilized Commitments ..................................     19
     3.03        Mandatory Reduction of Commitments ...............................................     19

SECTION 4.       Prepayments; Payments; Taxes .....................................................     20

     4.01        Voluntary Prepayments ............................................................     20
     4.02        Mandatory Repayments and Commitment Reductions ...................................     22
     4.03        Method and Place of Payment ......................................................     28
     4.04        Net Payments .....................................................................     28

SECTION 5.       Conditions Precedent to Loans ....................................................     31

     5.01        Execution of Agreement; Notes ....................................................     31
     5.02        Payment of Fees ..................................................................     31
     5.03        Opinions of Counsel ..............................................................     31
     5.04        Corporate Documents; Proceedings; etc ............................................     31
     5.05        Transactions, etc ................................................................     32
     5.06        Solvency Certificate; Insurance ..................................................     32
     5.07        Officer's Certificate ............................................................     32
     5.08        Approvals ........................................................................     32
     5.09        Guarantees .......................................................................     33

                                      (i)

                               TABLE OF CONTENTS
                                  (continued)

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     5.10        Security Agreement; Pledge Agreements; Collateral Assignment
                 of Leases; Collateral Assignment of Location Leases ..............................          33
     5.11        Certain Collateral Deliveries ....................................................          34
     5.12        Adverse Change, etc ..............................................................          34
     5.13        Litigation .......................................................................          35
     5.14        Pro Forma Balance Sheet; Financial Statements; Projections .......................          35
     5.15        Payoff and Release Letter ........................................................          35

SECTION 6.       Conditions Precedent to All Credit Events ........................................          36

     6.01        No Default; Representations and Warranties .......................................          36
     6.02        Notice of Borrowing; Letter of Credit Request ....................................          36

SECTION 7.       Representations, Warranties and Agreements .......................................          36

     7.01        Corporate Status .................................................................          37
     7.02        Corporate Power and Authority ....................................................          37
     7.03        No Violation .....................................................................          37
     7.04        Governmental Approvals ...........................................................          38
     7.05        Financial Statements; Financial Condition; Undisclosed
                 Liabilities; Projections; etc ....................................................          38
     7.06        Litigation .......................................................................          39
     7.07        True and Complete Disclosure .....................................................          39
     7.08        Use of Proceeds; Margin Regulations ..............................................          39
     7.09        Tax Returns and Payments .........................................................          40
     7.10        Compliance with ERISA ............................................................          40
     7.11        The Security Documents ...........................................................          41
     7.12        Representations and Warranties in Documents ......................................          42
     7.13        Properties .......................................................................          42
     7.14        Capitalization ...................................................................          42
     7.15        Subsidiaries .....................................................................          42
     7.16        Compliance with Statutes, etc ....................................................          42
     7.17        Investment Company Act ...........................................................          43
     7.18        Public Utility Holding Company Act ...............................................          43
     7.19        Environmental Matters ............................................................          43
     7.20        Labor Relations ..................................................................          44
     7.21        Patents, Licenses, Franchises and Formulas .......................................          44
     7.22        Indebtedness .....................................................................          44
     7.23        Transactions .....................................................................          44
     7.24        Representations, Warranties & Agreements of Holdings .............................          45

SECTION 8.       Affirmative Covenants ............................................................          45

     8.01        Information Covenants ............................................................          45
     8.02        Books, Records and Inspections ...................................................          49
     8.03        Maintenance of Property; Insurance ...............................................          49
     8.04        Corporate Franchises .............................................................          50

                                      (ii)

                                TABLE OF CONTENTS
                                   (continued)

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     8.05         Compliance with Statutes, etc ...................................................          50
     8.06         Compliance with Environmental Laws ..............................................          50
     8.07         End of Fiscal Years; Fiscal Quarters ............................................          51
     8.08         Performance of Obligations ......................................................          51
     8.09         Payment of Taxes ................................................................          51
     8.10         Additional Security; Further Assurances .........................................          52
     8.11         Post-Closing Collateral Matters .................................................          53

SECTION 9.        Negative Covenants ..............................................................          53

     9.01         Liens ...........................................................................          53
     9.02         Consolidation, Merger, Sale or Purchase of Assets, etc ..........................          56
     9.03         Dividends, etc ..................................................................          60
     9.04         Indebtedness ....................................................................          61
     9.05         Advances, Investments and Loans .................................................          63
     9.06         Transactions with Affiliates ....................................................          65
     9.07         Capital Expenditures ............................................................          65
     9.08         Leverage Ratio ..................................................................          66
     9.09         Minimum Consolidated EBITDA .....................................................          67
     9.10         Consolidated Fixed Charge Coverage Ratio ........................................          68
     9.11         Limitation on Voluntary Payments and Modifications of
                  Indebtedness; Modifications of Certificate of Incorporation,
                  By-Laws and Certain Other Agreements; etc .......................................          68
     9.12         Limitation on Certain Restrictions on Subsidiaries ..............................          69
     9.13         Limitation on Issuance of Capital Stock .........................................          69
     9.14         Business ........................................................................          70
     9.15         Limitation on the Creation of Subsidiaries ......................................          70
     9.16         Restriction on Tax Consolidation ................................................          70

SECTION 10.       Events of Default ...............................................................          70

     10.01        Payments ........................................................................          70
     10.02        Representations, etc ............................................................          70
     10.03        Covenants .......................................................................          70
     10.04        Default Under Other Agreements ..................................................          71
     10.05        Bankruptcy, etc .................................................................          71
     10.06        ERISA ...........................................................................          71
     10.07        Security Documents ..............................................................          72
     10.08        Guaranty ........................................................................          72
     10.09        Judgments .......................................................................          72
     10.10        Change of Control ...............................................................          72

SECTION 11.       Definitions and Accounting Terms ................................................          73

     11.01        Defined Terms ...................................................................          73

SECTION 12.       The Administrative Agent ........................................................         103

                                      (iii)

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                                TABLE OF CONTENTS
                                   (continued)

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
     12.01        Appointment .....................................................................   103
     12.02        Nature of Duties ................................................................   103
     12.03        Lack of Reliance on the Administrative Agent ....................................   104
     12.04        Certain Rights of the Administrative Agent ......................................   104
     12.05        Reliance ........................................................................   104
     12.06        Indemnification .................................................................   105
     12.07        The Administrative Agent in Its Individual Capacity .............................   105
     12.08        Holders .........................................................................   105
     12.09        Resignation by the Administrative Agent .........................................   105

SECTION 13.       Miscellaneous ...................................................................   106

     13.01        Payment of Expenses, etc ........................................................   106
     13.02        Right of Set-off ................................................................   107
     13.03        Notices .........................................................................   107
     13.04        Benefit of Agreement ............................................................   108
     13.05        No Waiver; Remedies Cumulative ..................................................   109
     13.06        Payments Pro Rata ...............................................................   110
     13.07        Calculations; Computations ......................................................   110
     13.08        GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                  WAIVER OF JURY TRIAL ............................................................   111
     13.09        Counterparts ....................................................................   112
     13.10        Effectiveness ...................................................................   112
     13.11        Headings Descriptive ............................................................   112
     13.12        Amendment or Waiver; etc ........................................................   112
     13.13        Survival ........................................................................   113
     13.14        Domicile of Loans ...............................................................   114
     13.15        Register ........................................................................   114
     13.16        Confidentiality .................................................................   114

SECTION 14.       Guaranty ........................................................................   115

     14.01        The Guaranty ....................................................................   115
     14.02        Obligations Unconditional .......................................................   115
     14.03        Reinstatement ...................................................................   117
     14.04        Subrogation; Subordination ......................................................   117
     14.05        Remedies ........................................................................   118
     14.06        Instrument for the Payment of Money .............................................   118
     14.07        Continuing Guarantee ............................................................   118
     14.08        General Limitation on Guarantee Obligations .....................................   118
     14.09        Special Provisions Regarding Pledges of Equity
                  Interests in, and Promissory Notes Owed by, Persons
                  Not Organized in the United States ..............................................   118

                                      (iv)

                                TABLE OF CONTENTS
                                   (continued)

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
ANNEX I         Commitments
ANNEX II        Bank Addresses

SCHEDULE 7.01   Corporate Status
SCHEDULE 7.13   Properties
SCHEDULE 7.15   Subsidiaries
SCHEDULE 7.22   Indebtedness
SCHEDULE 8.03   Insurance
SCHEDULE 8.11   Post-Closing Collateral Matters
SCHEDULE 9.01   Existing Liens
SCHEDULE 9.05   Investments
SCHEDULE 9.06   Transactions with Affiliates

EXHIBIT A       Form of Notice of Borrowing
EXHIBIT B-1     Form of Tranche A Term Note
EXHIBIT B-2     Form of Tranche B Term Note
EXHIBIT B-3     Form of Revolving Note
EXHIBIT B-4     Form of Swingline Note
EXHIBIT C       Form of Letter of Credit Request
EXHIBIT D       Form of Opinion of Mayer Brown & Platt, Special Counsel to
                Holdings, the Borrower and the Subsidiary Guarantors
EXHIBIT E       Form of Intercompany Note
EXHIBIT F       Form of Solvency Certificate
EXHIBIT G       Form of Collateral Assignment of Leases
EXHIBIT H       Form of Landlord Consent, Lien Waiver and Access Agreement
EXHIBIT I       Form of Collateral Assignment of Location Leases
EXHIBIT J       Form of Perfection Certificate
EXHIBIT K       Form of Assignment and Assumption Agreement
EXHIBIT L       Form of Security Agreement
EXHIBIT M       Form of Spinoff Guarantor Note
EXHIBIT N       Form of Credit Party Pledge Agreement
EXHIBIT O       Form of Holdings Pledge Agreement

                                       (v)

            CREDIT AGREEMENT ("Agreement"), dated as of January 25, 2002 among COINMACH LAUNDRY CORPORATION, a Delaware corporation ("Holdings"), COINMACH CORPORATION, a Delaware corporation (the "Borrower"), the Subsidiary Guarantors listed on the signature page hereto, the lending institutions from time to time party hereto (each, a "Bank" and, collectively, the "Banks"), BANKERS TRUST COMPANY, as Administrative Agent and Collateral Agent, DEUTSCHE BANC ALEX. BROWN INC., as Lead Arranger and Book Manager, J.P. MORGAN SECURITIES INC. and FIRST UNION SECURITIES, INC., as Syndication Agents, and CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as therein defined.

                              W I T N E S S E T H :

            WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;

            NOW, THEREFORE, IT IS AGREED:

      SECTION 1. AMOUNT AND TERMS OF CREDIT.

            1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche A Term Loan Commitment severally agrees to make on the Effective Date a term loan (each such term loan, a "Tranche A Term Loan" and, collectively, the "Tranche A Term Loans") to the Borrower, which Tranche A Term Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Tranche A Term Loans pursuant to Section 1.07); provided that, except as otherwise specifically provided in Section 1.11(b), all Tranche A Term Loans comprising the same Borrowing shall at all times be of the same Type, and (ii) shall equal for each Bank, in initial aggregate principal amount, an amount which equals the Tranche A Term Loan Commitment of such Bank on the Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(a)). Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

            (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche B Term Loan Commitment severally agrees to make on the Effective Date a term loan (each such term loan, a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the Borrower, which Tranche B Term Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Tranche B Term Loans pursuant to Section 1.07); provided that, except as otherwise specifically provided in
Section 1.11(b), all Tranche B Term Loans comprising the same Borrowing shall at all times be of the same Type, and (ii) shall equal for each Bank, in initial aggregate principal amount, an amount which equals the Tranche B Term Loan Commitment of such Bank on the Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)). Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

            (c) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment ("Revolving Loan Banks") severally agrees, at any time and from time to time on and after the Effective Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans; provided that except as otherwise specifically provided in Section 1.11(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, and provided further that if made on the Effective Date or the three subsequent Business Days, as Base Rate Loans (subject to the option to convert such Revolving Loans pursuant to Section 1.07), (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (y) such Bank's Adjusted Percentage and (z) the aggregate amount of all Letter of Credit Outstandings plus all Swingline Loans then outstanding (exclusive of Unpaid Drawings and Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the incurrence of Revolving Loans) at such time, equals the Revolving Loan Commitment of such Bank at such time and
(iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the amount of all Swingline Loans then outstanding and all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, the Total Revolving Loan Commitment then in effect.

            (d) Subject to and upon the terms and conditions set forth herein, BTCo agrees to make at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans or Revolving Loans) at such time, an amount equal to the Total Revolving Loan Commitment then in effect and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and the Borrower to eliminate BTCo's risk with respect to each Bank's (including any Defaulting Bank's) participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks.

            (e) On any Business Day, BTCo may, in its sole discretion, give notice to the Revolving Loan Banks and the Borrower that all outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Revolving Loan Banks pro rata based on each Bank's Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each Revolving Loan Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount of each Borrowing pursuant to Section 1.03 otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Revolving Loan Bank (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Revolving Loan Banks to share in such Swingline Loans ratably based upon their respective Percentages; provided that all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Bank purchasing same from and after such date of purchase.

            1.02 Additional Loan Commitments. (a) At any time on or after the Effective Date, so long as no Default or Event of Default has occurred and is continuing, the Borrower may, upon five (5) Business Days' prior written notice to the Administrative Agent, request on one or more occasions that the Total Revolving Loan Commitment be increased by, in each such case, not less than $5,000,000 up to an aggregate amount of $25,000,000; provided that the Total Revolving Loan Commitment, after giving effect to all such increases, shall not exceed $100,000,000; and provided that none of the Revolving Loan Banks as of the date of such request shall be under any obligation to increase its Revolving Loan Commitment. Such notice shall specify (i) the amount by which the Total Revolving Loan Commitment is requested to increase, (ii) the effective date of such requested increase, which date shall not be less than five (5) Business Days nor more than 60 days following the date of such written notice, (iii) the name and contact information of the New Bank or New Banks (which may include one or more existing Banks) the Borrower is requesting provide such increase to the Total Revolving Loan Commitment, and (iv) contain a certification from an Authorized Officer of the Borrower stating that the conditions precedent to all Credit Events in Section 6.01 have been met as of the date of such notice.

            (b) If the Borrower has requested that one or more financial institutions that at such time are not Banks hereunder but that shall qualify as Eligible Transferees (each a "New Bank") provide a requested increase in the Total Revolving Loan Commitment, then such New Bank or New Banks shall be permitted by the Administrative Agent to, and thereafter shall, provide such Revolving Loan Commitment; provided that any increase in Total Revolving Loan Commitment provided by a New Bank shall be in a minimum amount of $5,000,000. Following satisfaction of the notice requirement in clause (a) above and the conditions in clauses (b) and (c) of this Section, upon the effective date set forth in such notice, each New Bank shall thereafter be a Revolving Loan Bank party to this Agreement and shall be entitled to all rights, benefits and privileges afforded a Revolving Loan Bank hereunder and subject to the obligations of a Revolving Loan Bank hereunder to the extent of its Revolving Loan Commitment. Annex I to this Agreement shall be deemed amended to reflect the increase in the Total Revolving Loan Commitment caused by the inclusion of the Revolving Loan Commitment of the New Bank or New Banks. Concurrently with the effectiveness of such increase, (i) the New Bank or New Banks shall fund an amount to the Administrative Agent such that, after giving effect thereto and to all prior fundings by such New Bank hereunder (if any), its Percentage of the aggregate principal amount of Revolving Loans then outstanding, together with its pro rata share of outstanding Swingline Loans and Unpaid Drawings, if any (exclusive of Unpaid Drawings and Swingline Loans that are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans), shall be outstanding and (ii) the Administrative Agent shall distribute to each Revolving Loan Bank (excluding such New Bank or New Banks) its pro rata share of such funding, in each case so that after giving effect thereto, each Revolving Loan Bank's, including the New Bank's or New Banks', participation in the Revolving Loans, Swingline Loans and Unpaid Drawings, if any, will be pro rata based on its Percentage after giving effect to the adjustments in such Percentages necessary to reflect such increase in the Total Revolving Loan Commitment. Further, the Borrower shall pay to each Revolving Loan Bank all amounts due under Section 1.12 as a result of adding any New Banks.

            (c) Any increase in the Total Revolving Loan Commitment is subject to, without limitation, the conditions precedent that the Borrower shall have executed such Revolving Notes and the Borrower, the Banks and the New Banks, if any, shall have executed and delivered such other documentation as shall be reasonably required by the Administrative Agent to evidence such increase in the Total Revolving Loan Commitment and the addition of such New Bank as a Bank hereunder.

            1.03 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Tranche A Term Loans shall not be less than $2,500,000 and each Borrowing of Tranche B Term Loans shall not be less than $1,000,000 and, in each case, if greater, shall be, in each case, in an integral multiple of $500,000. The aggregate principal amount of each Borrowing of any Tranche of Revolving Loans shall not be less than $500,000 and, if greater, shall be in an integral multiple of $100,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans. The principal amount of each Borrowing of Swingline Loans shall not be less than $250,000 and, if greater, shall be in an integral multiple of $50,000.

            1.04 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written (or telephonic promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days' prior written (or telephonic promptly confirmed in writing) notice of each Eurodollar Loan to be made hereunder; provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day (each such written notice or written confirmation of telephonic notice a "Notice of Borrowing"). Except as otherwise expressly provided in Section 1.11, whenever the Borrower desires to incur Swingline Loans hereunder, it shall provide BTCo with a Notice of Borrowing not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made hereunder. Each such notice shall be irrevocable and shall (x) specify in each case the date of such Borrowing (which shall be a Business Day) and (y) be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute Term Loans or Revolving Loans and whether, subject to the other terms and provisions hereof, the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing reasonably believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. The Administrative Agent's or BTCo's, as the case may be, record of the terms of such telephonic notice of such Borrowing shall be conclusive absent manifest error.

            (c) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(e), with the Borrower hereby irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(e).

            1.05 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.09. Nothing in this Section 1.05 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

            1.06 Notes. (a) Upon the written request of a Bank, the Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The Tranche A Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Tranche A Term Loan made by such Bank on the Effective Date and be payable in the principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayments as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The Tranche B Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Tranche B Term Loans made by such Bank on the Effective Date and be payable in the principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayments as provided in Section 4.01 and mandatory repayment as provided in

Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank on the Effective Date (or in the case of any New Bank, the date such New Bank became a party to this Agreement pursuant to
Section 1.02) and be payable in the principal amount of Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary prepayments as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

            (f) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to the order of BTCo and be dated the Effective Date,
(iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.09 in respect of Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayments as provided in Section 4.01 and mandatory repayments as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            1.07 Conversions; Continuations. The Borrower shall have the option to convert, all or a portion equal to at least (x) in the case of a conversion of Term Loans, $5,000,000 (and, if greater, in an integral multiple of $500,000) and (y) in the case of a conversion of Revolving Loans, $1,000,000 (and, if greater, in an integral multiple of $100,000), of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan; provided that (i) except as otherwise provided in Section 1.11(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than
(x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans, $1,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 1.07 shall result in a greater number of Eurodollar Borrowings than is permitted under Section
1.03. The Borrower shall also have the option at the end of any Interest Period to continue all or a portion of any Eurodollar Loan for an additional Interest Period. Each such conversion or continuation shall be effected by the Borrower giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each, a "Notice of Conversion") specifying the Loans to be so converted or continued, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into or continued as Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion or continuation affecting any of its Loans; provided that the failure of the Administrative Agent to give any such notice shall not affect the rights or obligations of the Borrower hereunder.

            1.08 Pro Rata Borrowings. All Borrowings of Tranche A Term Loans, Tranche B Term Loans and Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their respective Tranche A Term Loan Commitments, Tranche B Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

            1.09 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.07, at a rate per annum which shall be equal to the sum of the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

            (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan for each day of each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Eurodollar Margin plus the Eurodollar Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest until paid in full at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by the respective Loans, in each case with such interest to be payable on demand.

            (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), upon conversion, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the applicable Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            (f) All computations of interest hereunder shall be made in accordance with Section 13.07(b).

            1.10 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each, an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided that:

                  (i) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (ii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) no Interest Period may be selected at any time when a Default or Event of Default is then in existence;

                  (v) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans;

                  (vi) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under Section 4.02(c) or (d), as the case may be, if the aggregate principal amount of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required prepayment; and

                  (vii) until the earlier to occur of (x) the 30th day following the Effective Date or (y) the Syndication Date, no Interest Period shall be greater than one month, with any subsequent Interest Periods to begin on the last day of the prior one month Interest Period theretofore in effect.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.11 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any Change in Law since the date of this Agreement, such as, for example, but not limited to: (A) a change in Covered Taxes resulting from the payment to any Bank of the principal of or interest such Eurodollar Loan or any other amounts payable hereunder, but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or
            (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

                  (iii) at any time, that the making or continuance of any
            Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall at the option of the Borrower (i) be deemed rescinded by the Borrower or (ii) be deemed to constitute a Notice of Borrowing or Notice of Conversion to, as applicable, Base Rate Loans, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank reasonably in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, each Eurodollar Loan of the affected Bank(s) shall be converted to a Base Rate Loan either on the last day of the then current Interest Period or, if such Bank shall determine that it may not lawfully maintain and fund such Eurodollar Loan to such day, immediately. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause
(i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.11(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.11(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank pursuant to Section 1.11(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan; provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.11(b).

            (c) If at any time after the Effective Date, any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. Such Bank's reasonable good faith determination of compensation owing under this Section 1.11(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this
Section 1.11(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.11(c) upon the subsequent receipt of such notice.

            1.12 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the reason for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated margin or profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.11(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.11(b) or Section 1.14. Calculation of all amounts payable to a Bank under this Section 1.12 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.12.

            1.13 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or
(iii), Section 1.11(c), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Bank and its lending office suffer no significant economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.11, 2.05 and 4.04.

            1.14 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank, (y) upon the occurrence of any event giving rise to the operation of
Section 1.11(a)(ii) or (iii), Section 1.11(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or becoming incapable of making Eurodollar Loans, or (z) as provided in Section

13.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement, reasonably acceptable to the Administrative Agent (collectively, the "Replacement Bank"); provided that (i) at the time of any replacement pursuant to this Section 1.14, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement
Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit and Swingline Loans by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings and Swingline Loans that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) BTCo an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) or Swingline Loans to the extent such amount was not theretofore funded by such Replaced Bank, and
(ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 1.12) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Term Loans hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.11, 1.12, 2.05, 4.04, 13.01 and 13.06) and the other Credit Documents, which shall survive as to such Replaced Bank and (y) the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

      SECTION 2. LETTERS OF CREDIT.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Effective Date and prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any Subsidiary Guarantor (other than the Spinoff Guarantor), an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Letter of Credit") in support of such L/C Supportable Indebtedness.

            (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of the respective Letter of Credit) at such time, would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans made by Non-Defaulting Banks and then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment at such time, (ii) each Letter of Credit shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof but not beyond the 10th Business Day prior to the Revolving Loan Maturity Date (although any such Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the 10th Business Day prior to the Revolving Loan Maturity Date), on terms acceptable to the Issuing Bank thereof) and (iii) each Letter of Credit shall be denominated in Dollars and shall be issued on a sight basis.

            (c) The letters of credit issued under the Existing Credit Agreement that are outstanding on the Effective Date shall be deemed to be Letters of Credit issued on the Effective Date.

            2.02 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least two Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each, a "Letter of Credit Request").

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(b). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in Sections 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(b), then such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon the issuance of any Letter of Credit or any amendment thereto, the Issuing Bank shall promptly notify the Borrower and Administrative Agent, in writing, of such issuance or amendment, and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall notify each Bank of such issuance or amendment.

            2.03 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than a Defaulting Bank or such Issuing Bank (each such Bank, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.14 or 13.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments (other than Defaulting Banks), as the case may be.

            (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

            (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.04(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

            (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Adjusted Percentage thereof, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) Upon the request of any Participant, the Administrative Agent shall furnish to such Participant copies of any Letter of Credit or amendment.

            (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v) the occurrence of any Default or Event of Default unless the Issuing Bank has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists prior to the issuance of a Letter of Credit.

            2.04 Agreement to Repay Letter of Credit Payments. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), no later than one Business Day after the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin for Revolving Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin plus 2%, in each such case, with interest to be payable on demand. The respective

Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit; provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

            (b) The obligations of the Borrower under this Section 2.04 to reimburse the respective Issuing Bank with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction, shall not create for such Issuing Bank any resulting liability to the Borrower.

            2.05 Increased Costs. If at any time after the Effective Date, any Change in Law by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in GAAP, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, but without duplication of any amounts payable in respect of taxes pursuant to Section 4.04(a), then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

      SECTION 3. COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT.

            3.01 Fees. (a) The Borrower agrees to pay the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from the Effective Date (or in the case of a New Bank, the date as of which such New Bank incurs a Revolving Loan Commitment) to and including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate equal to the Applicable Percentage on the daily Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

            (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Margin for Revolving Loans as in effect from time to time on the daily Stated Amount of such Letters of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

            (d) The Borrower shall pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amounts as shall at the time of such event be the administrative charge and the reasonable expenses which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

            (e) The Borrower shall pay to each of the Agents, for their own respective accounts, such other fees as have been agreed to in writing by the Borrower and such Agent, in each case, when and as due.

            (f) All computations of fees hereunder shall be made in accordance with Section 13.07(b).

            3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitments; provided that (i) each such reduction shall apply proportionately to permanently reduce pro rata the Revolving Loan Commitment of each Bank with such a Commitment and (ii) the reduction to the Total Unutilized Revolving Loan Commitments shall in no case be in an amount which would cause the applicable Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the applicable Total Unutilized Revolving Loan Commitments of such Bank as in effect immediately before giving effect to such reduction.

            (b) In the event of certain refusals by a Bank as provided in
Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, and subject to obtaining the consents required by Section 13.12(b), the Borrower may, upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate all of the Revolving Loan Commitments of such Bank so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (other than amounts owing in respect of the Term Loans maintained by such Bank, if such Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Annex I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Bank continues to have outstanding Loans and/or commitments hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.11, 1.12, 2.05, 4.04, 13.01 and 13.06) and the other Credit Documents, which shall survive as to such repaid Bank.

            3.03 Mandatory Reduction of Commitments. (a) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment (and the Tranche A Term Loan Commitment of each
Bank) shall terminate in its entirety on the Effective Date (after giving effect to the making of the Tranche A Term Loans on such date).

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Bank) shall terminate in its entirety on the Effective Date (after giving effect to the making of the Tranche B Term Loans on such date).

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the applicable Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Swingline Commitment shall terminate in its entirety on the Swingline Expiry Date.

      SECTION 4. PREPAYMENTS; PAYMENTS; TAXES.

            4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day prior to the date that a prepayment of Base Rate Loans is to be made prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans, (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, and (z) on the same day that a prepayment of Swingline Loans is to be made prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Swingline Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice, except in the case of Swingline Loans, the Administrative Agent shall promptly transmit to each of the Banks;
(ii) each prepayment shall be in an aggregate principal amount of at least (x) $1,000,000 (or, if less, the full amount of such outstanding Loans) in the case of Term Loans, (y) $250,000 (or, if less, the full amount of such outstanding Loans) in the case of Revolving Loans or (z) $100,000 (or, if less, the full amount of Swingline Loans then outstanding) in the case of Swingline Loans; provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (1) in the case of Term Loans, $5,000,000 and
(2) in the case of Revolving Loans, $1,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;
(iii) prepayments of Eurodollar Loans made pursuant to this Section 4.01 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by the amounts required under Section 1.12; (iv) each prepayment in respect of any Term Loans made pursuant to a Borrowing shall, except as set forth below, be applied pro rata among such Term Loans; and (v) in the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon five (5) Business Days' written notice to the Administrative Agent at its Notice Office (which notice, except in the case of Swingline Loans, the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans for any Bank pursuant to this clause (v) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment, and (B) the consents required by
Section 13.12(b) in connection with the repayment pursuant to this clause (v) have been obtained; provided that at the Borrower's election (and with the consent of the Administrative Agent, unless the Administrative Agent is the Defaulting Bank) in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank. Each prepayment of principal of Term Loans pursuant to this Section 4.01 shall be applied to reduce, in order of maturity for Scheduled Repayments, the Scheduled Repayments remaining for the next succeeding 12 months (as of the date of such prepayment) of such Term Loans and thereafter, to the then remaining Scheduled Repayments of such Term Loans pro rata based upon the then remaining principal amount of each Scheduled Repayment.

            (b) Notwithstanding anything to the contrary contained above in this
Section 4.01, with respect to any voluntary prepayments of Loans if, on or prior to the date the Administrative Agent receives notice from the Borrower that the respective voluntary prepayment is made pursuant to this Section 4.01, there is an outstanding principal amount of Tranche A Term Loans and the Borrower has elected, in its sole discretion, to provide the Banks with a Tranche B Term Loan with the option to waive such Bank's right to receive any such voluntary prepayment in whole or in part, then the Administrative Agent shall notify the Banks of such notice and the amount of the prepayment to be applied to each such Banks' Tranche B Term Loan. In the event any such Bank with a Tranche B Term Loan has been provided by the Borrower with the option to waive and such Bank desires to waive its right to receive any such voluntary prepayment in whole or in part, such Bank shall so advise the Administrative Agent no later than 5:00 P.M. (New York time) three Business Days after the date such notice of prepayment is delivered by the Borrower to the Administrative Agent, which notice shall also include the amount the Bank desires to receive. If the Bank does not reply to the Administrative Agent within such three Business Day period, it will be deemed acceptance of the total payment. If the Bank does not specify an amount it wishes to receive, it will be deemed acceptance of 100% of the total payment. In the event that any such Bank waives such Bank's right to any such voluntary prepayment, the Administrative Agent shall apply 100% of the amount so waived by such Bank to prepay the Tranche A Term Loans in accordance with Section 4.01(a). The amount of the respective voluntary prepayment shall be forwarded to the Administrative Agent on the date the voluntary prepayment would otherwise be made pursuant to the relevant provisions of this Section 4.01 (and the Administrative Agent shall make any necessary adjustments and distribute such funds on a pro rata basis to the Banks with Tranche A Term Loans at minimum cost to the Borrower, to be applied to the Obligations, but only to the extent Banks with Tranche B Term Loans waive their right to receive their share of the voluntary prepayment) and the respective voluntary prepayment shall not be made until the third Business Day occurring after the date of the notice of prepayment by the Borrower referred to above. Notwithstanding anything to the contrary contained above, if one or more Banks waive their right to receive all or any part of any voluntary prepayment, but less than all the Banks holding Tranche B Term Loans waive in full their right to receive 100% of the total payment otherwise required with respect to the Tranche B Term Loans, then of the amount actually applied to the prepayment of Tranche B Term Loans of Banks which have waived in part, but not in full, their right to receive 100% of such repayment, such amount shall be applied to each then outstanding Borrowing of Tranche B Term Loans on a pro rata basis (so that each Bank holding Tranche B Term Loans shall, after giving effect to the application of the respective prepayment, maintain the same percentage (as determined for such Bank, but not necessarily the same percentage as the other Banks hold and not the same percentage held by such Bank prior to repayment) of each

Borrowing of Tranche B Term Loans which remains outstanding after giving effect to such application).

            4.02 Mandatory Repayments and Commitment Reductions. (a) On any day on which the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) made by Non-Defaulting Banks plus (ii) the Letter of Credit Outstanding as then in effect exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such date the principal of Swingline Loans and, if no Swingline Loans are or remain outstanding, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent.

            (b) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall upon prior written notice from such Defaulting Bank prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

            (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02, a "Tranche A Term Loan Scheduled Repayment," and each such date, a "Tranche A Term Loan Scheduled Repayment Date"):

Tranche A Term Loan Scheduled Repayment Date                                                    Amount
--------------------------------------------                                                    ------
Quarterly Payment Date in March 2003                                                         1,250,000.00
Quarterly Payment Date in June 2003                                                          1,250,000.00
Quarterly Payment Date in September 2003                                                     1,250,000.00
Quarterly Payment Date in December 2003                                                      1,250,000.00
Quarterly Payment Date in March 2004                                                         1,250,000.00
Quarterly Payment Date in June 2004                                                          1,250,000.00
Quarterly Payment Date in September 2004                                                     1,250,000.00
Quarterly Payment Date in December 2004                                                      1,250,000.00
Quarterly Payment Date in March 2005                                                         1,250,000.00
Quarterly Payment Date in June 2005                                                          1,250,000.00
Quarterly Payment Date in September 2005                                                     1,250,000.00

Tranche A Term Loan Scheduled Repayment Date                                                   Amount
--------------------------------------------                                                   ------
Quarterly Payment Date in December 2005                                                      1,250,000.00
Quarterly Payment Date in March 2006                                                         1,875,000.00
Quarterly Payment Date in June 2006                                                          1,875,000.00
Quarterly Payment Date in September 2006                                                     1,875,000.00
Quarterly Payment Date in December 2006                                                      1,875,000.00
Quarterly Payment Date in March 2007                                                         1,875,000.00
Quarterly Payment Date in June 2007                                                          1,875,000.00
Quarterly Payment Date in September 2007                                                     1,875,000.00
Quarterly Payment Date in December 2007                                                              0.00
Tranche A Term Loan Maturity Date                                                            1,875,000.00

            (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02, a "Tranche B Term Loan Scheduled Repayment," and each such date, a "Tranche B Term Loan Scheduled Repayment Date"):

Tranche B Term Loan Scheduled Repayment Date                                                    Amount
--------------------------------------------                                                    ------
Quarterly Payment Date in June 2002                                                          1,250,000.00
Quarterly Payment Date in December 2002                                                      1,250,000.00
Quarterly Payment Date in June 2003                                                          1,250,000.00
Quarterly Payment Date in December 2003                                                      1,250,000.00
Quarterly Payment Date in June 2004                                                          1,250,000.00
Quarterly Payment Date in December 2004                                                      1,250,000.00
Quarterly Payment Date in June 2005                                                          1,250,000.00
Quarterly Payment Date in December 2005                                                      1,250,000.00
Quarterly Payment Date in June 2006                                                          1,250,000.00
Quarterly Payment Date in December 2006                                                      1,250,000.00
Quarterly Payment Date in June 2007                                                          6,250,000.00
Quarterly Payment Date in December 2007                                                      6,250,000.00
Quarterly Payment Date in June 2008                                                          6,250,000.00

Quarterly Payment Date in December 2008                                                     6,250,000.00
Tranche B Term Loan Maturity Date                                                         212,500,000.00

            (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which the Spinoff Guarantor, the Borrower or any of its Subsidiaries receives any proceeds from any incurrence by the Spinoff Guarantor, the Borrower or any of its Subsidiaries of Indebtedness (other than Indebtedness permitted to be incurred in accordance with clauses (a) through (g) and (i) through (m) of
Section 9.04), an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith including, without limitation, legal and other professional fees and expenses) of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(k), (l) and (m); provided that, in addition to the exceptions set forth above, so long as no Default or Event of Default then exists, the proceeds of any Indebtedness incurred in accordance with Section 9.04(h) shall not be required to be so applied on such date to the extent that such proceeds are used to (x) consummate a Permitted Acquisition within 90 days after the receipt of such proceeds, (y) refinance Indebtedness previously incurred in accordance with
Section 9.04(h) or (z) repay outstanding Revolving Loans in an amount equal to the lesser of (I) the amount of cash consideration paid or payable in respect of all Permitted Acquisitions consummated since the Effective Date minus the amount of Indebtedness incurred in accordance with Section 9.04(h) to effect such Permitted Acquisitions and (II) the aggregate amount of Revolving Loans outstanding on the date of the incurrence of such Indebtedness.

            (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives proceeds (including all Release Payments) from any sale of assets (including capital stock and securities held thereby and the capital stock and/or assets of the Spinoff Guarantor prior to the Spinoff Guarantor Release Event, but excluding (i) sales or transfers of inventory or equipment in the ordinary course of business (including, without limitation, sales or transfers of inventory or equipment to Subsidiaries), (ii) the sale or other disposition of obsolete equipment or inventory, (iii) the sale of overdue receivables or liquidation or sale of Cash Equivalents in the ordinary course of business, (iv) sales of assets between the Borrower and Subsidiary Guarantors and/or sales of assets between Subsidiary Guarantors and (v) sales or transfers of assets up to an aggregate amount of $1,000,000 in any fiscal year, in each case to the extent permitted by Section 9.02) an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(k), (l) and (m); provided that, in addition to the exceptions set forth above, so long as no Default or Event of Default then exists, (x) up to an aggregate of $15,000,000 of Net Sale Proceeds (other than in respect of any Release Payments) in any fiscal year shall not be required to be so applied on the date of receipt thereof to the extent that the Borrower has delivered a certificate to the Administrative Agent within 15 days following such date stating that such Net Sale Proceeds shall be reinvested or shall be committed to be reinvested in the Business within 180 days following such date (and to the extent the asset sold constituted Collateral, the assets in which such Net Sales Proceeds are reinvested shall be pledged as Collateral pursuant to the appropriate Security Documents); and provided, further, that if all or any portion of such Net Sale Proceeds not required to be applied to the repayment of Term Loans pursuant to the preceding proviso are either (a) not so used or committed to be so used within 180 days after the date of receipt of such Net Sale Proceeds or (b) if committed to be so used within 180 days after the date of receipt of such Net Sale Proceeds and not so used within 270 days after the date of receipt of such Net Sale Proceeds, then, in either such case, such remaining portion not used or committed to be used in the case of the preceding clause (a) and not used in the case of the preceding clause (b) shall be applied on the date which is 180 days after the date of receipt of such Net Sale Proceeds in the case of clause (a) above or the date occurring 270 days after the date of receipt of such Net Sale Proceeds in the case of clause (b) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(k),
(l) and (m); and (y) any amount of Net Cash Proceeds in excess of any Release Payments received in connection with the Spinoff Guarantor Release Event shall not be required to be so applied.

            (g) In addition to any other mandatory repayments pursuant to this
Section 4.02, on the date on which the Spinoff Guarantor, the Borrower or any of the Borrower's Subsidiaries receives any cash payments (net of any reasonable costs associated therewith, including income, excise and other taxes payable thereon) from any return of surplus assets from any Pension Plan in an amount equal to 100% of such net amount shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(k), (l) and (m).

            (h) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount, if positive, equal to 50% of Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(k), (l) and (m).

            (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date after the Effective Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the net proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event including any amounts paid by the Borrower in connection with self-insurance payments or obligations but excluding proceeds of business interruption insurance) shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(k) and (l); provided that (x) so long as no Default or Event of Default then exists and such proceeds do not exceed $5,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 180 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and to the extent that (a) the amount of such proceeds exceeds $5,000,000, (b) the amount of such proceeds is at least equal to 90% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably request, and (c) the Borrower has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(i) in the form described in clause (x) above and also certifying its determination as required by preceding clause (b), then the entire amount and not just the portion in excess of $5,000,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Administrative Agent); provided, further, that at any time while an Event of Default has occurred and is continuing (other than an Event of Default existing solely as a result of the violation of any or all of Sections 9.08, 9.09 and 9.10, but in each case only if, and to the extent, that the violation of said covenant has occurred as a result of the underlying event giving rise to the Recovery Event), the Required Banks may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to Section 7.4 of the Security Agreement; and provided, further, that if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either (A) not so used or committed to be so used within 180 days after the date of the respective Recovery Event or (B) if committed to be used within 180 days after the date of receipt of such proceeds and not so used within 270 days after the date of the respective Recovery Event, then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date which is 270 days after the date of the receipt of proceeds from the respective Recovery Event in the case of clause (A) above or the date occurring 270 days after the date of the receipt of proceeds from the respective Recovery Event in the case of clause (B) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(k),
(l) and (m).

            (j) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date after the Effective Date upon which any of the Borrower or any of its Subsidiaries receives any proceeds in cash or Cash Equivalents (other than any Release Payments) from any capital contribution or sale or issuance of its equity from any Person (other than (x) Holdings to the extent such proceeds are from a capital contribution from or sale or issuance of Holdings equity to GTCR or (y) Borrower or its Subsidiaries), an amount equal to 50% of the net proceeds (net of underwriting discounts and commissions and other costs associated therewith including, without limitation, legal and other professional fees and expenses) of such capital contribution or sale or issuance of its equity shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(k),
(l) and (m); provided that, in addition to the exceptions set forth above, so long as no Default or Event of Default then exists, the proceeds from any capital contribution or sale or issuance of such equity shall not be required to be so applied on such date to the extent that such proceeds are used to consummate a Permitted Acquisition.

            (k) Each amount required to be applied to Term Loans (or to the Total Term Loan Commitment) pursuant to Sections 4.02(e), (f), (g), (h), (i) and
(j) shall be applied pro rata to each Tranche of Term Loans (with each Tranche of Term Loans to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator of which is the then outstanding principal amount of such Tranche of Term Loans and the denominator of which is equal to the then outstanding principal amount of all Term Loans). Any amount required to be applied to either Tranche of Term Loans pursuant to Sections 4.02(e), (f), (g), (h), (i) and (j) shall be applied to repay the outstanding principal amount of Term Loans of the respective Tranche then outstanding and, if no Term Loans remain outstanding, all such amounts shall be applied to repay outstanding borrowings under the Revolving Loans. The amount of each principal repayment of Term Loans (and the amount of each reduction to the Term Loan Commitments) made as required by Section 4.02(e),
(f), (g), (h), (i) and (j) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche pro rata based upon the then remaining principal amount of each Scheduled Repayment.

            (l) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made; provided that (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans, $1,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

            (m) Notwithstanding anything to the contrary contained above in this
Section 4.02, with respect to any mandatory repayments of Tranche B Term Loans (excluding Tranche B Term Loan Scheduled Repayments) otherwise required above pursuant to this Section 4.02, if on or prior to the date the Administrative Agent receives notice from the Borrower that the respective mandatory repayment is otherwise required to be made pursuant to this Section 4.02, there is an outstanding principal amount of Tranche A Term Loans, then the Administrative Agent shall notify such Banks of such notice and the amount of the repayment to be applied to each such Bank's Tranche B Term Loan. In the event any such Bank with a Tranche B Term Loan has been provided by the Borrower with the option to waive and such Bank desires to waive its right to receive any such mandatory repayment in whole or in part, such Bank shall so advise the Administrative Agent no later than 5:00 P.M. (New York time) three Business Days after the date such notice of prepayment is delivered by the Borrower to the Administrative Agent, which notice shall also include the amount the Bank desires to receive. If the Bank does not reply to the Administrative Agent within such three Business Day period, it will be deemed acceptance of the total payment. If the Bank does not specify an amount it wishes to receive, it will be deemed acceptance of 100% of the total payment. In the event that any such Bank waives such Bank's right to any such mandatory repayment, the Administrative Agent shall apply 100% of the amount so waived by such Bank to prepay the Tranche A Term Loans in accordance with Sections 4.02(k) and (l). The amount of the respective mandatory repayment shall be forwarded to the Administrative Agent on the date the mandatory repayment would otherwise be required pursuant to the relevant provisions of this Section 4.02 (and the Administrative Agent shall make any necessary adjustments and distribute such funds on a pro rata basis to the Banks with Tranche A Term Loans, at minimum cost to the Borrower, to be applied to the Obligations, but only to the extent Banks with Tranche B Term Loans waive their right to receive their share of the mandatory repayment) and the respective mandatory repayment shall not be required to be made until the third Business Day occurring after the date of the notice of prepayment by the Borrower referred to above. Notwithstanding anything to the contrary contained above, if one or more Banks waive their right to receive all or any part of any mandatory repayment, but less than all the Banks holding Tranche B Term Loans waive in full their right to receive 100% of the total payment otherwise required with respect to the Tranche B Term Loans, then of the amount actually applied to the repayment of Tranche B Term Loans of Banks which have waived in part, but not in full, their right to receive 100% of such repayment, such amount shall be applied to each then outstanding Borrowing of Tranche B Term Loans on a pro rata basis (so that each Bank holding Tranche B Term Loans shall, after giving effect to the application of the respective repayment, maintain the same percentage (as determined for such Bank, but not the same percentage as the other Banks hold and not the same percentage held by such Bank prior to repayment) of each Borrowing of Tranche B Term Loans which remains outstanding after giving effect to such application).

            (n) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 Net Payments. (a) Except as provided in this Section 4.04, all payments made by the Borrower to each Bank or any Agent under this Agreement or under any Note shall be made without setoff, counterclaim or other defense and, free and clear of, and without deduction or withholding for, any Covered Taxes levied or imposed by any Governmental Authority with respect to such payments. In addition, the Borrower agrees to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees but not including any Excluded Taxes) that arise from the execution, delivery or registration of or otherwise with respect to (other than as to any payments, Taxes on which shall be governed by the preceding sentence) this Agreement, or any other document in connection with this Agreement or any Note (all such taxes, charges and levies are hereinafter referred to as, collectively, "Other Taxes").

      (b) If the Borrower shall be required by law to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder to any Bank or any Agent, then except as provided in this Section 4.04, (i) the sum payable shall be increased as necessary so that after making all such required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 4.04) such Bank or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Borrower shall make such deductions and withholdings; and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law. Within 30 days after the date of any payment by the Borrower of Covered Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Administrative Agent.

      (c) The Borrower agrees to indemnify and hold harmless each Bank and each Agent for (i) the full amount of Covered Taxes (including any Covered Taxes imposed on amounts payable under this Section 4.04) which arise from any payment made under this Agreement or any Note and are paid by such Bank or such Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally asserted, and (ii) any Taxes paid or payable by such Bank or such Agent (the amount of which will be determined by such Bank or such Agent in its sole discretion, and will be binding on all parties to this Agreement unless manifestly unreasonable) which were levied or imposed by any Governmental Authority on any additional amounts paid by the Borrower under this
Section 4.04. A certificate as to the amount of any such required indemnification payment prepared with a reasonable basis by the Bank or such Agent shall be final, conclusive and binding for all purposes. Payment under this indemnification shall be made within 30 days after the date such Bank or such Agent makes written demand therefor by the delivery of such certificate.

      (d) If a Bank or Agent receives a refund or credit of Taxes paid by the Borrower pursuant to paragraph (b) or (c) of this Section 4.04, then such Bank or such Agent shall promptly repay the Borrower such amount as the Bank or Administrative Agent determines will leave it, after such payment, in no better or worse financial position than if the Taxes giving rise to such refund or credit had never been imposed in the instance; provided, however, that if, due to any adjustment of such Taxes, such Bank or such Agent loses the benefit of all or any portion of such refund or credit, the Borrower will indemnify and hold harmless such Bank or such Agent in accordance with this subsection; provided further, however, that such Bank will determine the amount of any such refund or credit, and the amount of any lost benefit in respect thereof, in its sole discretion, and such determinations will be binding on all parties to this Agreement unless manifestly unreasonable. Nothing in this Section 4.04(d) shall require any Bank to disclose its tax returns to any of Holdings, the Borrower, any of their respective Subsidiaries or GTCR.

      (e) If the Borrower is required to pay additional amounts to any Bank or any Agent on behalf of any Bank pursuant to this Section 4.04, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or take other appropriate action so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change or other action in the reasonable judgment of such Bank is not otherwise disadvantageous to such Bank.

      (f) (i) Each Bank which is a U.S. Person (as defined in Section 7701(a)(30) of the Code) agrees that it shall, no later than the Effective Date (or, in the case of a Bank which becomes a party hereto after the Effective Date, the date upon which such Bank becomes a party hereto), deliver to the Administrative Agent and to the Borrower through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form W-9 or any successor thereto, as appropriate.

      (ii) Each Bank which is not a U.S. Person (as defined in Section 7701(a)(30) of the Code) agrees that it shall, no later than the Effective Date (or, in the case of a Bank which becomes a party hereto after the Effective Date, the date upon which such Bank becomes a party hereto), deliver to the Administrative Agent and to the Borrower through the Administrative Agent (x) two accurate and complete signed originals of Internal Revenue Service Form W-8ECI (certifying the Bank's status as beneficial owner and entitlement to exemption from withholding on the income as effectively connected with the conduct of a U.S. trade or business) or W-8BEN (certifying the Bank's status as beneficial owner and entitlement to the benefits, if any, of an income tax treaty) or any successor thereto, as appropriate, or (y) if such Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN pursuant to clause
(x) above, a certificate (any such certificate, a "Section 4.04(f) Certificate") and, in the case of either clause (x) or (y), two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (certifying the Bank's status as beneficial owner).

      (iii) Each Bank shall, before or promptly after the occurrence of any event (including the passing of time) requiring a change in or renewal of the most recent Form W-9, Form W-8ECI, Form W-8BEN or Section 4.04(f) Certificate previously delivered by such Bank, deliver to the Administrative Agent and to the Borrower through the Administrative Agent two accurate and complete original signed copies of Form W-9, Form W-8ECI, Form W-8BEN or a Section 4.04(f) Certificate, as the case may be, in replacement of the forms previously delivered by such Bank.

      (iv) Each Bank shall, unless unable to do so by virtue of a Change in Law occurring after the date such Bank becomes a party hereto, certify (to the extent it has not already done so in clause (i) or clause (ii)) (x) either (1) that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, or (2) in the case of an assignee Bank that becomes a party hereto after the Effective Date, that it is subject to deduction or withholding of United States federal income taxes at a rate no greater than the rate applicable to the assignor Bank, and (y) that it is entitled to an exemption from United States backup withholding tax.

      (v) Notwithstanding the foregoing provisions of this subsection (f) or any other provision of this Section 4.04 following the date it becomes a party hereto, no Bank shall be required to deliver any form pursuant to this Section
4.04 if such Bank is not then legally able to do so as result of a Change in Law that occurs following the date it becomes a party hereto.

      (g) The Borrower will not be required to pay any additional amount in respect of Taxes pursuant to this Section 4.04 to any Bank or to the Administrative Agent with respect to any Bank if (i) the obligation to pay such additional amount would not have arisen but for a failure by such Bank to comply with its obligations under subsection 4.04(f) or (ii) in the case of an assignee Bank, to the extent Borrower would not have been obligated to pay such additional amount to the assignor Bank, except to the extent the obligation to pay an excess additional amount to the assignee Bank resulted from a Change in Law occurring after the date the assignee Bank became a party hereto.

   SECTION 5. CONDITIONS PRECEDENT TO LOANS. The occurrence of the Effective Date pursuant to Section 13.10 is subject to the satisfaction of the following conditions:

      5.01 Execution of Agreement; Notes. On or prior to the Effective Date (i) this Agreement shall have been executed and delivered as provided in Section
13.10 and (ii) if requested by any Bank in writing, there shall have been delivered to the Administrative Agent for the account of each of such Bank the appropriate Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

      5.02 Payment of Fees. On or before the Effective Date and thereafter at the time of each Credit Event and after giving effect thereto, all costs, fees and expenses, and all other compensation contemplated by this Agreement or any other agreement with any of the Agents due to any of the Agents, or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

      5.03 Opinions of Counsel. On the Effective Date, the Agents shall have received, with sufficient copies for each Bank, from Mayer Brown & Platt, special counsel to Holdings, the Borrower and the Subsidiary Guarantors, an opinion addressed to the Agents, the Collateral Agent and each of the Banks and dated as of the Effective Date covering the matters set forth in Exhibit D and such opinions of local counsel to Holdings, the Borrower and the Subsidiary Guarantors as the Agents may reasonably request, addressed to the Agents, the Collateral Agent and each of the Banks dated as of the Effective Date.

      5.04 Corporate Documents; Proceedings; etc. (a) On the Effective Date, the Agents shall have received a certificate, with sufficient copies for each Bank, dated as of the Effective Date, signed by an Authorized Officer and attested to by the Secretary or any Assistant Secretary of each Credit Party, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

      (b) All corporate and legal proceedings and all material instruments and agreements in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Banks, and the Agents shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.

      (c) The Administrative Agent shall have received from Holdings and each Credit Party an incumbency certificate, dated as of the Effective Date and signed by the Authorized Officers, giving the name and bearing a specimen signature of each individual who shall sign, in the name and on behalf of each of Holdings, the Borrower and its Subsidiaries, each of the Credit Documents and related agreements.

      5.05 Transactions, etc. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Administrative Agent:

            (a) The Borrower shall have received at least $450,000,000 in gross cash proceeds from the issuance of Senior Notes; and

            (b) The Administrative Agent shall have received satisfactory evidence that, after giving effect to the Credit Documents, the issuance of the Senior Notes, the refinancing of the Existing Credit Agreement and the discharge of the indenture relating to the 11 3/4% Notes and respective related agreements (together the "Transactions"), (i) the total Indebtedness of the Borrower and its Subsidiaries shall not exceed $755,000,000 and (ii) the Borrower and its Subsidiaries shall have no outstanding Indebtedness or preferred stock other than (1) the Loans made or Letters of Credit issued on the Effective Date, (2) the Senior Notes and (3) the Existing Indebtedness.

      5.06 Solvency Certificate; Insurance. On or before the Effective Date, the Borrower shall cause to be delivered to the Agents (i) a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit F hereto and (ii) certificates of insurance naming the Collateral Agent as an additional insured and/or loss payee and otherwise complying with the requirements of
Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in scope and form reasonably satisfactory to the Agents.

      5.07 Officer's Certificate. On the Effective Date, the Agents shall have received certificates, with sufficient copies for each Bank, dated such date signed by an appropriate officer of the Borrower, stating that all of the applicable conditions set forth in Sections 5.02, 5.05, 5.08, 5.12 and 5.13 exist as of such date and confirming compliance with the conditions precedent set forth in Section 6.01.

      5.08 Approvals. On or prior to the Effective Date, all necessary and material governmental (domestic and foreign) and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect and all applicable waiting periods shall have expired without any action being taken by any competent authority which materially restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of Loans.

      5.09 Guarantees. Each Subsidiary Guarantor existing on the Effective Date shall have guaranteed the Obligations and duly authorized, executed and delivered a counterpart of this Agreement.

      5.10 Security Agreement; Pledge Agreements; Collateral Assignment of Leases; Collateral Assignment of Location Leases. (a) On the Effective Date, the Security Agreement and the Credit Party Pledge Agreement shall have been duly authorized and executed by the Credit Parties party thereto and shall have been delivered to the Collateral Agent for the benefit of the Secured Creditors and shall be in full force and effect on such date, and all certificates, agreements or instruments representing or evidencing the Instruments, Chattel Paper and certificated Investment Property (each as defined in the Security Agreement) and the Pledged Securities (as defined in the Credit Party Pledge Agreement) accompanied by instruments of transfer and/or undated stock powers and note powers endorsed in blank shall have been delivered to the Collateral Agent to the extent delivery thereof is required under the terms of the Security Agreement and/or the Credit Party Pledge Agreement.

      (b) On the Effective Date, Holdings shall have duly authorized, executed and delivered the Holdings Pledge Agreement to the Collateral Agent for the benefit of the Secured Creditors and such Holdings Pledge Agreement shall be in full force and effect on such date, and all certificates, agreements or instruments representing or evidencing the Pledged Securities (as defined in the Holdings Pledge Agreement) accompanied by instruments of transfer and/or undated stock powers and note powers endorsed in blank shall have been delivered to the Collateral Agent.

      (c) On the Effective Date, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered to the Collateral Agent for the benefit of the Secured Creditors a Collateral Assignment of Leases, substantially in the form of Exhibit G, with respect to each Principal Lease listed on Schedule 7.13, such Collateral Assignment of Leases shall be substantially in full force and effect to secure the payment and performance of the Loans hereunder and the other Obligations.

      (d) On the Effective Date, the Borrower and the Subsidiary Guarantors shall have duly authorized, executed and delivered to the Collateral Agent for the benefit of the Secured Creditors a Collateral Assignment of Location Leases, to secure the payment and performance of the Loans hereunder and the other Obligations, with respect to each Location Lease and such Collateral Assignment of Location Leases shall be substantially in full force and effect, to secure the payment and performance of the Loans hereunder and the other Obligations.

      5.11 Certain Collateral Deliveries. On the Effective Date, the Credit Parties shall have authorized, executed and/or delivered or caused to be delivered each of the following to the Collateral Agent:

            (i) UCC Financing Statements (Form UCC-1 or UCC-2, as appropriate) in appropriate form for filing under the UCC and any other applicable law, rule or regulation of any applicable Governmental Authority in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

            (ii) certified copies of Requests for Information (Form UCC-11), tax lien and judgment lien searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name Holdings, the Borrower or any Subsidiary Guarantor as debtor and that are filed in those state and county jurisdictions in which any of the property of Holdings, the Borrower or any Subsidiary Guarantor is located, the state and county jurisdictions in which Holdings, the Borrower or any Subsidiary Guarantor's principal place of business is located and in which Holdings, the Borrower or any Subsidiary Guarantor is organized and such other searches requested by the Collateral Agent, none of which shall disclose Liens that encumber the Collateral covered or intended to be covered by the Security Documents, other than those encumbrances which constitute Permitted Filings;

            (iii) with respect to each Real Property to the extent requested by the Collateral Agent, copies of leases in which a Credit Party holds any interest;

            (iv) a completed certificate dated the Effective Date and signed by the chief financial officer of the Borrower, together with all attachments contemplated thereby, substantially in the form of Exhibit J (the "Perfection Certificate"); and

            (v) a Control Agreement (as defined in the Security Agreement), duly authorized, executed and delivered by the parties thereto, with respect to the Deposit Account maintained by the Borrower with First Union National Bank and each Securities Account and Commodities Account (each as defined in the Security Agreement) maintained by any Credit Party.

      5.12 Adverse Change, etc. (a) At the time of the initial Credit Event and after giving effect thereto, nothing shall have occurred since March 31, 2001 (and the Banks shall have become aware of no facts, conditions or other information not previously available to them) which any of the Agents reasonably believe could have a material adverse effect on: (i) the rights or remedies of any of the Agents or the Banks, (ii) the ability of the Borrower to perform its obligations to the Agents and the Banks or (iii) the business operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole (the circumstances described in clauses (i), (ii) and (iii) as they apply to the Borrower and their its Subsidiaries being collectively referred to as a "Material Adverse Effect").

      (b) As of the Effective Date, there shall not have occurred since January 7, 2002 and be continuing a material adverse change in the syndication market for credit facilities similar in nature to those provided for in this Agreement or a disruption of, or an adverse change in, financial, banking or capital markets that would have a material adverse effect on the primary syndication of the credit facilities provided for in this Agreement, as determined in the sole reasonable discretion of the Lead Arranger. In addition, Holdings and the Borrower shall have fully co-operated in the Lead Arranger's syndication efforts for the credit facilities provided for in this Agreement, including, without limitation, by promptly providing the Lead Arranger with all information reasonably deemed necessary by it to successfully complete the syndication.

      (c) Since January 7, 2002 to and including the Effective Date, each of Holdings and its Subsidiaries shall have been operated in the ordinary course of business and there have not been sold any material assets of Holdings or any of its Subsidiaries other than in the ordinary course of business and consistent with past practice.

      5.13 Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection therewith, or which any of the Agents shall reasonably believe could have a Material Adverse Effect.

      5.14 Pro Forma Balance Sheet; Financial Statements; Projections. On or prior to the Effective Date, the Agents shall have received:

            (i) the financial statements and Projections referred to in Section 7.05;

            (ii) unaudited interim consolidated balance sheets and statements of income for the Borrower and its Consolidated Subsidiaries for each monthly period ended after the date of the last set of financial statements delivered pursuant to clause (i) above and more than 20 days prior to the Effective Date;

            (iii) a pro forma balance sheet of the Borrower and its Consolidated Subsidiaries dated the day prior to the Effective Date and prepared to give effect to the Transactions and pro forma income statements for the nine-months ended December 31, 2001 of the Borrower and its Consolidated Subsidiaries, which in each case, shall not be materially inconsistent with the forecasts previously provided to the Banks, except for changes occurring in the ordinary course of business of Holdings and its Subsidiaries; and

            (iv) projected annual operating results of the Borrower and its Consolidated Subsidiaries through March 2007 that shall reflect the forecasted consolidated financial condition of the Borrower and its Consolidated Subsidiaries after giving effect to the Transactions.

      5.15 Payoff and Release Letter. The Administrative Agent shall have received a payoff and release letter (and related UCC-3 financing statements or other discharges) with respect to the Existing Credit Agreement and all documents executed in connection therewith in form and substance satisfactory to the Administrative Agent, the Required Banks and counsel to the Administration Agent.

      SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Bank to make Loans (including Loans made on the Effective Date), and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

      6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default, (ii) there shall not exist or become known any facts, conditions, or circumstances which could reasonably be expected to have a Material Adverse Effect, (iii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (iv) in the case of a Revolving Loan, if the proceeds of such Loan are to be used to fund a Permitted Acquisition, the Borrower shall have complied with all of the requirements described in the definition of "Permitted Acquisition."

      6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan, the Administrative Agent shall have received the notice required by Section 1.03(a).

      (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.02(a).

      The occurrence of the Effective Date and each Credit Event and the acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to the Agents and each of the Banks that all the conditions specified in Section 5 (solely on the Effective Date) and in this Section 6 and applicable to the occurrence of the Effective Date and/or such Credit Event exist as of that time (except to the extent that any of the conditions specified in Section 5 are required to be satisfactory to or determined by any Bank, the Required Banks and/or the Agents). All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 (solely on the Effective Date) and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks.

      SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

      7.01 Corporate Status. Except as set forth on Schedule 7.01, the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      7.02 Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and, assuming due execution and delivery of each other party thereto, each of such Credit Documents constitutes its legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally, (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), and by the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court administrative, regulatory or other governmental decisions that may limit rights to indemnification or contribution or limit or affect any covenants or agreements relating to competition or future employment.

      7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, in each case, to the extent such contravention could reasonably be expected to result in a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, which conflict, breach or default would not reasonably be expected to have a Material Adverse Effect or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

      7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or if failed to obtain would not reasonably be expected to have a Material Adverse Effect or (in the case of filings, recordings or registrations) made prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

      7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The audited annual and unaudited interim financial statements (as to the Borrower and as to its Subsidiaries on a combined basis) delivered to the Banks pursuant to Section 5.14(i) or Sections 8.01(b) and (c), as applicable, present fairly in all material respects the financial condition of the relevant Persons at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied and the financial statements as of and for the fiscal years have been audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants, or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agents.

      (b) Since September 30, 2001, after giving effect to the Transactions, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

      (c) On and as of the Effective Date, after giving effect to the Indebtedness (including the Loans) being incurred and Liens created by the Borrower in connection therewith (assuming the full utilization of all Commitments on the Effective Date), (a) the sum of the assets, at a going business value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that would be obtained for such assets within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), of the Borrower will exceed its debts; (b) the Borrower has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) the Borrower will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(c), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; provided that to the extent any such "claim" is not fixed, liquidated and contingent, the amount thereof shall equal the Borrower's good faith estimate of the maximum amount thereof.

      (d) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), and except for the Indebtedness incurred under this Agreement and the Transaction, there were as of the Effective Date no liabilities or obligations with respect to the

Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole. As of the Effective Date, the Borrower knows of no basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (e) On and as of the Effective Date, the financial projections (the "Projections") previously delivered to the Administrative Agent and the Banks have been prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time of preparation thereof and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Effective Date, the Borrower believed that the Projections were reasonable and attainable; it being recognized by the Banks, however, that projections as to future events are not viewed as facts and that the actual results during the period or periods covered by the Projections are likely to differ from the projected results and the differences could be material.

      7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened that could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

      7.07 True and Complete Disclosure. To the best of the Borrower's knowledge, no factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to any of the Agents or any Bank for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein contained, and no other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to any of the Agents or any Bank will contain any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Tranche A Term Loans and the Tranche B Term Loans shall be used by the Borrower solely to refinance the Existing Credit Agreement.

      (b) All proceeds of Revolving Loans shall be used (subject to the terms and conditions contained herein) for the general corporate purposes of the Borrower and its Subsidiaries; provided, however, that not more than $15,000,000 of Revolving Loans may be borrowed in connection with the Transactions on the Effective Date.

      (c) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U of the Board of Governors of the Federal Reserve System. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      7.09 Tax Returns and Payments. Holdings, the Borrower and each of their respective Subsidiaries are members of an affiliated group of corporations filing consolidated returns for federal income tax purposes, of which Holdings is the "common parent" (within the meaning of Section 1504 of the Code) of such group (the "Holdings Group"). Each of Holdings, the Borrower and each of their respective Subsidiaries have timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all federal Tax Returns and all material state or other Tax Returns required to be filed by Holdings, the Borrower and/or any of their respective Subsidiaries and each such Tax Return is complete and correct in all material respects. Each of Holdings, the Borrower and each of their respective Subsidiaries have paid all material Taxes due and payable by them other than those which are not delinquent or which are contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 7.05(a), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any Taxes relating to Holdings, the Borrower or any of their respective Subsidiaries. The charges, accruals and reserves on the books of Holdings and its Subsidiaries in respect of Taxes and other governmental charges are, in the opinion of the Borrower, in material conformity with GAAP. As of the Effective Date, none of Holdings, the Borrower or any of their respective Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of Holdings, the Borrower or any of their respective Subsidiaries, and the Borrower is not aware of any circumstances that would cause the taxable years or other taxable periods of Holdings, the Borrower or any of their respective Subsidiaries not to be subject to the normally applicable statute of limitations.

      7.10 Compliance with ERISA. No ERISA Event has occurred or is reasonably expected to occur. The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Pension Plans. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not reasonably be expected to result in a Material Adverse Effect.

      Each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Borrower nor any Subsidiary have incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the Borrower or Subsidiary on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

      7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Borrower and the Subsidiary Guarantors in the Security Agreement Collateral described therein, as collateral security for the payment and performance of the Loans and the other Obligations, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings have been made) or other methods of perfection (which have been completed to the extent required by the Security Agreement), creates, a fully (and to the extent required by the Security Agreement) perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, which security interest shall be subject to no other Liens other than Permitted Liens. The recordation of the Security Agreement in U.S. Patents and Trademarks in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement are effective, under applicable law, to perfect the security interest, as collateral security for the payment and performance of the Loans and the other Obligations, granted to the Collateral Agent for the benefit of the Secured Creditors in the trademarks and patents covered by such Security Agreement in U.S. Patents and Trademarks and the recordation of the Security Agreement in U.S. Copyrights with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement are effective under federal law to perfect the security interest, as collateral security for the payment and performance of the Loans and the other Obligations, granted to the Collateral Agent for the benefit of the Secured Creditors in the copyrights covered by such Security Agreement in U.S. Copyrights. Each of the Borrower and each Subsidiary Guarantor has good and marketable title to all Security Agreement Collateral pledged by it under the Security Agreement, free and clear of all Liens except those described above in this clause (a) and except for Permitted Liens.

      (b) The security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors under each Pledge Agreement, upon the delivery of the Pledged Securities to the Collateral Agent, constitute first priority perfected security interests in the Pledged Securities described in each Pledge Agreement, as collateral security for the payment and performance of the Loans and the other Obligations, subject to no security interests of any other Person. No filings or recordings are required in order to perfect the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement other than filings on Form UCC-1 (which filings have been made).

      (c) Upon execution and delivery thereof by the relevant Credit Party, each Mortgage will be effective to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable security interest in and Lien on the collateral described therein, and upon recording the Mortgages in the jurisdictions in which the property covered by such Mortgage is located, such security interests and Lien will, subject to the existence of Permitted Encumbrances, constitute first priority liens on, and perfected security interests in, all rights, title and interest of the Creditor party thereto in the collateral described therein.

      7.12 Representations and Warranties in Documents. All representations and warranties set forth in the other Credit Documents are true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and will be true and correct in all material respects on the Effective Date.

      7.13 Properties. Except as set forth on Schedule 7.13, the Borrower and each of its Subsidiaries have good and valid title to all material properties owned in fee and all material properties leased by them, including all property reflected in the balance sheet referred to in Section 7.05(a) and in the pro forma balance sheet referred to in Section 5.14 (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or in accordance with the terms of this Agreement), free and clear of all Liens, other than Liens which are (x) in the case of property other than Real Property, Permitted Liens, (y) in the case of Mortgaged Property, Permitted Encumbrances and Liens permitted by the applicable Mortgage and (z) in the case of Leased Properties, Liens permitted by the Collateral Assignment of Leases or Collateral Assignment of Location Leases, as the case may be. On and as of the Effective Date, all of the Real Properties of each of the Borrower and its Subsidiaries (i) owned in fee are listed on Schedule 7.13 under the heading "Fee Real Properties" (such Fee Real Properties, together with all Real Properties hereafter acquired in fee by the Borrower and/or any of its Subsidiaries, the "Fee Properties"; each, a "Fee Property") and (ii) leased by it are (A) in the case of the Principal Leases, listed on Schedule 7.13 under the heading "Leased Real Properties" and subject to the provisions of the Collateral Assignment of Leases and (B) in the case of the Location Leases described in and subject to the provisions of the Collateral Assignment of Location Leases (such leased Real Properties, together with all Real Properties hereafter leased by the Borrower and/or any of its Subsidiaries, the "Leased Properties"; each, a "Leased Property").

      7.14 Capitalization. The authorized capital stock of the Borrower consists of 1,000 shares of common stock, $.01 par value per share, 100 of which are issued and outstanding. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Effective Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

      7.15 Subsidiaries. On and as of the Effective Date, (i) Holdings owns 100% of the capital stock of Borrower and has no direct or indirect subsidiaries other than Borrower and its Subsidiaries and (ii) the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 7.15, all of which are wholly owned.

      7.16 Compliance with Statutes, etc. The Borrower and its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      7.17 Investment Company Act. None of Holdings, the Borrower or any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      7.18 Public Utility Holding Company Act. None of Holdings, the Borrower or any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      7.19 Environmental Matters. The Borrower and each of its Subsidiaries have complied in all material respects with, and on the date of each Credit Event will be in compliance in all material respects with, all Environmental Laws and the requirements of any permits, licenses or other authorizations issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property now or formerly owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property now or formerly owned or operated by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, on any property adjoining or in the vicinity of any such Real Property that, to the best knowledge of the Borrower, could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property, which Environmental Claim could reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate with all other Environmental Claims, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any Environmental Law.

      (a) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or resulted in liability under, or could reasonably be expected to violate or to result in liability under, any Environmental Law, which violation or liability could reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate with all other violations of or liability under any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries where such Release has violated or resulted in material liability under, or could reasonably be expected to violate or to result in material liability under, any Environmental Law. There are not now nor have there been any underground storage tanks or related piping located on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

      (b) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures, noncompliances and liabilities of the types described above could reasonably be expected to result in a Material Adverse Effect.

      7.20 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect on the Borrower or its Subsidiaries taken as a whole. On the Effective Date, there is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation proceeding is pending with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to result in a Material Adverse Effect.

      7.21 Patents, Licenses, Franchises and Formulas. Each of the Borrower and its Subsidiaries owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would reasonably be expected to result in a Material Adverse Effect.

      7.22 Indebtedness. Schedule 7.22 sets forth a true and complete list of all Indebtedness of the Borrower and their respective Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the incurrence of Loans on such date (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

      7.23 Transactions. On the Effective Date, (i) each of the Transactions shall have been consummated in all material respects in accordance with the terms of the respective Documents and all applicable laws, (ii) the Existing Credit Agreement will have been repaid and discharged in full and the obligations under the 11 3/4% Notes will have been discharged in full by deposit of such amounts as are required under the indenture in respect of the 11 3/4% Notes with the trustee thereunder, (iii) all necessary material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), (iv) there shall not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transactions, or the occurrence of any Credit Event or the performance by any Credit Party of its obligations under the respective Credit Documents and (v) all actions taken by any Credit Party pursuant to or in furtherance of the Transactions will have been taken in all material respects in compliance with the respective Credit Documents and all applicable laws.

      7.24 Representations, Warranties & Agreements of Holdings. Holdings hereby represents, warrants and agrees that each of the representations, warranties and agreements made by the Borrower in Sections 7.01, 7.02, 7.03, 7.04, 7.06, 7.09, 7.10, 7.11 and 7.12 are also true and correct as to Holdings as though references to the Borrower therein are references to Holdings.

      SECTION 8. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until (i) the Total Commitments have terminated, (ii) no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been cash collateralized in a cash collateral account satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and (iii) the Loans, together with interest, Fees and all other obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder are paid in full:

      8.01 Information Covenants. The Borrower will furnish the following to each Bank:

            (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Borrower, (x) (i) the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such month and the related consolidated statements of operations and retained earnings/stockholders deficiency and statement of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior fiscal year and the budgeted figures for such month as set forth in the respective budget delivered pursuant to
      Section 8.01(e) and (ii) management's discussion and analysis of the important operational and financial developments during the month and year-to-date periods, all of which shall be certified by the chief financial officer or other Authorized Officer of the Borrower, subject to certain recurring quarter-end adjustments and normal year-end audit adjustments and the absence of footnotes or (y) such other statements or reports in form as may be acceptable to the Administrative Agent.

            (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of operations, statements of changes in stockholders equity and statements of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period; all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly present in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

            (c) Annual Financial Statements. Within 95 days after the close of each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of operation and retained earnings/stockholder deficiency and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified (except for the consolidating balance sheets and statements of operations) by Ernst & Young LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agents, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under Sections 9.04, 9.05 or
      9.07 through 9.10 inclusive insofar as they relate to accounting matters or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management's discussions and analysis of the important operational and financial developments during such fiscal year.

            (d) Management Letters. Promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any final "management letter" received by any of them from its certified public accountants and the management's responses thereto.

            (e) Budgets. No later than 45 days following the commencement of the first day of each fiscal year of the Borrower, a budget in form consistent with past practices and in the form delivered to the Agents on or prior to the Effective Date (including budgeted statements of operation and sources and uses of cash and balance sheets) prepared by the Borrower for (x) each of the twelve months of such fiscal year prepared in detail and (y) each of the five years immediately following such fiscal year prepared in summary form, in each case, of the Borrower and its Subsidiaries, accompanied by the statement of an Authorized Officer of the Borrower to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Sections 7.01(b) and (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (e) shall be presented.

            (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a), (b) and (c), certificates of an Authorized Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of

      Default has occurred and is continuing, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of the respective fiscal quarter or year, set forth the calculations required to establish whether there was compliance with the provisions of Sections 4.02(e) through (j) (but with respect to Section 4.02(h) only to the extent delivered with the financial statements required by Section 8.01(c)), 9.03, 9.04, 9.05 and 9.07 through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be.

            (g) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation or governmental investigation or proceeding (including, without limitation, ERISA matters) pending against the Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to any material Indebtedness of the Borrower and its Subsidiaries taken as a whole.

            (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which Holdings, the Borrower or any of their respective Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto or sent generally to analysts or holders of capital stock or other securities of Holdings, the Borrower or any of their respective Subsidiaries (in their capacities as such) including holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

            (i) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an officer, the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

                  (i) any pending or threatened Environmental Claim against the
            Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                  (ii) any condition or occurrence on or arising from any Real
            Property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                  (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Bank all notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

      All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Banks with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any Person (other than its attorneys) relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Banks.

            (j) Annual Meetings with Banks. At the request of the Administrative Agent, the Borrower shall within 120 days after the close of each fiscal year of the Borrower hold a meeting at a time and place selected by the Borrower and acceptable to the Agents with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

            (k) ERISA Information. Promptly, upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000, a written notice specifying the nature thereof, what action the Borrower, its Subsidiaries or other ERISA Entity have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto;

            (l) ERISA Filings, etc. Upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any ERISA Entity with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any ERISA Entity from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

            (m) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as any Bank may reasonably request in writing; and

            (n) Permitted Acquisition Compliance Certificate. The Borrower will deliver to the Administrative Agent a Permitted Acquisitions Compliance Certificate in accordance with the requirements described in the definition of "Permitted Acquisition."

      8.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agents or any Bank to visit and inspect, during regular business hours and under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agents or such Bank may request.

      8.03 Maintenance of Property; Insurance. (a) Schedule 8.03 sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Effective Date. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.

      (b) The Borrower will, and will cause its Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or any of its Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors,
(iv) shall contain the standard non-contributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall, except in the case of public liability insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding
(A) any act or neglect of the Borrower or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties if such coverage is available at commercially reasonable rates or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent if such coverage is available at commercially reasonable rates.

      (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Agents and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Agents or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

      8.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales or other dispositions of assets by the Borrower or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect.

      8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      8.06 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with, and not incur material liability under, all Environmental Laws applicable to the business or operations of the Borrower or any of its Subsidiaries or to the ownership or use of the Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all reasonable costs and expenses incurred in connection with such compliance and liability, and will keep or cause to be kept all such Real Property free and clear of any material Liens imposed pursuant to such Environmental Laws. None of the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or knowingly permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in compliance in all material respects with all Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

      (b) In the event of any circumstances requiring notice to the Agents and the Banks under Section 8.01(i), the Borrower will and will cause each of its Subsidiaries to, take appropriate steps to initiate and expeditiously complete any and all investigative, compliance, responsive, corrective and other action required under any Environmental Law to mitigate and eliminate any violation or liability giving rise to such notice requirement and shall keep the Administrative Agent apprised of such action.

      (c) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent which approval shall not be unreasonably withheld or delayed, indicating status of compliance with Environmental Laws and the presence or absence of Hazardous Materials and the estimated cost of any compliance, investigation, removal or remedial action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided that such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Administrative Agent reasonably believes that the Borrower or any such Real Property is not in material compliance with any material Environmental Law, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property. If the Borrower fails to provide the same within 30 days after such request was made (or within such longer period as the Administrative Agent may approve in writing, such approval not to be unreasonably withheld), the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

      8.07 End of Fiscal Years; Fiscal Quarters. The Borrower shall cause (i) each of its, and each of its Subsidiaries', fiscal years to end on March 31 and
(ii) each of its, and each of its Subsidiaries', fiscal quarters to end on a date consistent with the date of its fiscal year end; provided that the Borrower may change such fiscal year to any other fiscal year period of twelve consecutive months with the consent of the Agents, which consent shall not be unreasonably withheld.

      8.08 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      8.09 Payment of Taxes. Each of Holdings and the Borrower will timely pay and discharge or cause to be paid and discharged and will cause each of their respective Subsidiaries to timely pay and discharge all material Taxes imposed upon it or upon its income or profits, or upon any material properties belonging to it, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that none the Borrower or any of its Subsidiaries shall be required to pay any such Tax or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

      8.10 Additional Security; Further Assurances. (a) Promptly, and in any event within 90 days after the acquisition of assets of the type that would have constituted Collateral (if the person acquiring such assets had executed an appropriate Security Document on the Effective Date) at the Effective Date (the "Additional Collateral"), the Borrower will, and will cause each of the Subsidiary Guarantors to, at the request of the Collateral Agent following consultation with the Borrower as to the value of any such Additional Collateral, take all necessary action, including entering into the appropriate security documents and filing the appropriate financing statements under the provisions of the UCC or applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Collateral Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Security Documents and this Agreement, subject to (i) in the case of such Collateral constituting Fee Property, Permitted Encumbrances and Liens permitted by the applicable Mortgage, (ii) in the case of such Collateral constituting Leased Property, Liens permitted by the Collateral Assignment of Leases or Collateral Assignment of Location Leases, as the case may be, and (iii) in the case of such Collateral not constituting Real Property, Permitted Liens; provided that no such action will be required by the Borrower or any of the Subsidiary Guarantors to the extent that any such Additional Collateral is subject to a preexisting agreement which prohibits the granting of any additional liens; provided further that such preexisting agreement was not entered into in connection with, or in anticipation of or contemplation of, the acquisition of such assets by the Borrower or any of its Subsidiaries. In the event that the Borrower or any of the Subsidiary Guarantors acquires an interest in (x) additional Fee Property that the Administrative Agent reasonably deems material to the Business, the Borrower and such Subsidiary Guarantors, as the case may be, will take such actions and execute such documents as the Administrative Agent shall require, to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage (including, without limitation, satisfaction of the conditions set forth in Section 5.03 and the Additional Mortgage Conditions) (an "Additional Mortgage") or (y) additional Leased Property, the Borrower and such Subsidiary Guarantors, as the case may be, will take such actions and execute such documents as the Administrative Agent shall require to subject such Leased Property to the Lien on the Collateral Assignment of Leases or Collateral Assignment of Location Leases, as the case may be, and in the case of any Principal Leased Property shall endeavor in a reasonable manner to obtain and deliver to the Collateral Agent a Landlord Consent, Lien Waiver and Access Agreement from the lessor of such additional Leased Property. All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, reasonable costs of counsel for the Collateral Agent, shall be for the account of the Borrower, which shall pay all reasonable sums due on demand.

      (b) The Borrower will, and will cause each of the Subsidiary Guarantors to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the

Collateral Agent may reasonably require upon reasonable notice. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, surveys and other related documents as may be reasonably requested by the Collateral Agent to assure themselves that this
Section 8.10 has been complied with.

      (c) If the Administrative Agent or the Required Banks reasonably determine (and so advise the Borrower) that they are required by law or regulation to have appraisals prepared in respect of the Real Property of the Borrower and its Subsidiaries constituting Collateral, the Borrower shall provide to the Collateral Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and which shall be in form and substance reasonably satisfactory to the Collateral Agent; provided, however, that no Subsidiary Guarantor or the Borrower collectively, shall be required to obtain any such appraisal for any such location more frequently than once in any 36 consecutive month period.

      (d) The Borrower agrees that each action required above by this Section
8.10 shall be completed within 90 days after such action is either requested to be taken by the Administrative Agent or the Required Banks or required to be taken by any Subsidiary Guarantor pursuant to the terms of this Section 8.10 or, if such action is not capable of completion within such 90 day period, the Borrower or any Subsidiary Guarantor, as the case may be, shall use their reasonable efforts to complete such action within the reasonable period in which it can be expected to be completed; provided that in no event shall the Borrower or any of their Subsidiaries be required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.10.

      8.11 Post-Closing Collateral Matters. The Borrower will use commercially reasonable efforts to execute and deliver or cause to be executed and delivered the documents and complete the tasks set forth on Schedule 8.11, in each case within the time limits specified on such schedule.

    SECTION 9. NEGATIVE COVENANTS. The Borrower, and where expressly stated, Holdings, hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until (i) the Total Commitments have terminated, (ii) no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been cash collateralized in a cash collateral account in a manner satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and (iii) the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

      9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (b) Liens in respect of property or assets of the Borroweror any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, vendor's and mechanics' liens and other similar Liens arising in the ordinary course of business, and
      (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (c) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule 9.01, plus renewals, replacements and extensions of such Liens; provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

            (d) Permitted Encumbrances;

            (e) Liens created pursuant to the Security Documents or in favor of the Collateral Agent for the benefit of the Secured Creditors;

            (f) Liens arising pursuant to licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole or any interest or title of a lessor or sublessor under any lease permitted by Section 9.04(d) so long as such leases or subleases of Real Property constituting Collateral are subordinate in all respects to the Liens granted and evidenced by the Security Documents on such Collateral and, in the case of any lease or sublease affecting any Mortgaged Property, such lease or sublease shall also be entered into in compliance with the provisions of the applicable Mortgage;

            (g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing

      Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries on the Real Property subject thereto;

            (h) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

            (i) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09; provided that no cash or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof, except as permitted by clause (k) below);

            (j) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

            (k) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or (y) to secure the performance of tenders, statutory, regulatory, contractual or warranty requirements or obligations, surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business for amounts not yet delinquent or, to the extent such amounts are so delinquent, such amounts are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted if (i) adequate reserves with respect thereto are maintained on the books of the Borrower or the relevant Subsidiary, as the case may be, in accordance with GAAP and (ii) the contest thereof shall have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien and to the extent such liens are not imposed by law, such Lien shall in no event encumber any Collateral other than cash or Cash Equivalents;

            (l) Liens (which may be pari passu with Liens securing Obligations) granted in favor of a Bank to secure Obligations of the Borrower and its Subsidiaries in respect of Interest Rate Protection Agreements and Other Hedging Agreements permitted under this Agreement;

            (m) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

            (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

            (o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries prior to the Effective Date;

            (p) Liens arising pursuant to Capitalized Lease Obligations and purchase money obligations or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 180 days after the respective purchase) of assets acquired after the Effective Date; provided that (i) any such Liens attach only to the assets so purchased and does not encumber any other asset of the Borrower or any of its Subsidiaries, (ii) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness, (iii) any such Lien shall be created within 180 days of such acquisition or construction or, in the ease of a refinancing of any purchase money obligation, within 180 days of such refinancing, and (iv) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 9.04(d);

            (q) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(g), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

            (r) Deposits made in the ordinary course of business to secure liability to insurance carriers in an amount not to exceed $1,000,000 in the aggregate at any time outstanding;

            (s) Liens arising out of or created by motor vehicle leases in an amount not to exceed $12,500,000 in the aggregate at any time outstanding;

            (t) Liens securing reimbursement obligations with respect to commercial letters of credit not issued under this Agreement; and

            (u) Liens not otherwise permitted by the foregoing clauses (a) through (t) to the extent attaching to properties and assets with an aggregate fair value not in excess of and securing liabilities not in excess of $500,000 in the aggregate at any time outstanding;

provided that no consensual Liens created pursuant to the foregoing clauses (a) through (u) of this Section 9.01 (other than the Liens described in clauses (e) and (l) of this Section 9.01) shall extend to or cover any Pledge Agreement Collateral.

      9.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets

(other than inventory in the ordinary course of business, including sales of inventory and other assets on consignment in the ordinary course of business and including sales of laundromats and related equipment and other assets pursuant to franchise arrangements or otherwise in the ordinary course of business), or enter into any partnerships, joint ventures, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:

            (a) The Borrower and its Subsidiaries may, as lessee or lessor, enter into operating leases in the ordinary course of business with respect to real or personal property so long as any such leases or subleases of Real Property constituting Collateral pursuant to which the Borrower and/or its Subsidiaries hold the landlord's or sublandlord's interest are subordinate in all respects to the Liens granted and evidenced by the Security Documents and, in the case of any lease or sublease affecting any Mortgaged Property, such lease or sublease shall also be entered into in compliance with the provisions of the applicable Mortgage;

            (b) Capital Expenditures by the Borrower and its Subsidiaries to the extent not in violation of Section 9.07;

            (c) the advances, investments and loans permitted pursuant to
      Section 9.05;

            (d) the Borrower and its Subsidiaries may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

            (e) the Borrower and its Subsidiaries may, in the ordinary course of business, sell or exchange specific items of machinery or equipment, so long as the proceeds of each such sale or exchange are used to acquire (and result within 180 days of such sale or exchange in the acquisition of) replacement items of machinery or equipment which are the functional equivalent of the item of equipment so sold or exchanged or which are otherwise useful in the Business and made subject to the Lien of the Security Agreement to the extent required by the terms thereof;

            (f) the Borrower and its Subsidiaries may, in the ordinary course of business, including pursuant to one or more franchise arrangements, license, as licensor or licensee, patents, trademarks, copyrights and know-how to third Persons and to one another, so long as any such license by the Borrower or its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

            (g) the Borrower or any Wholly Owned Subsidiary of the Borrower or the Spinoff Guarantor may transfer assets to (i) the Borrower or any other Wholly Owned

      Subsidiary of the Borrower (other than the Spinoff Guarantor) so long as
      (x) the transferee is a Credit Party and (y) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer), (ii) the Foreign Subsidiaries in an amount, together with the amount permitted in accordance with Section 9.05(g)(iii), not to exceed $2,500,000 in the aggregate and (iii) prior to the Spinoff Guarantor Release Event, the Spinoff Guarantor; provided that any such asset transfer to the Spinoff Guarantor shall be deemed an Intercompany Loan and shall be evidenced by an Intercompany Note and otherwise meet the conditions set forth in
      Section 9.05(g)(iv);

            (h) the Permitted Distribution shall be permitted and any Wholly Owned Subsidiary of the Borrower or the Borrower may form a Domestic Subsidiary that is a corporation or limited liability company (the "Spinoff Guarantor") and contribute all of the Appliance Warehouse Assets into the Spinoff Guarantor (the "Initial Appliance Warehouse Investment") in exchange for 100% of the equity interest in the Spinoff Guarantor and a note substantially in the form of Exhibit M attached hereto in a principal amount of not less than $15,000,000 (the "Spinoff Guarantor Note"); provided, the Borrower and the Spinoff Guarantor shall on the date of such contribution comply with the provisions of Section 8.10 (without giving effect to any grace periods provided for therein) and shall otherwise cause the Spinoff Guarantor to become party to the Credit Documents as a Subsidiary Guarantor; provided, further, that until the occurrence of the Permitted Distribution, Borrower shall own 100% of the capital stock of the Spinoff Guarantor and subsequent to the Permitted Distribution but prior to the Spinoff Guarantor Release Event, Holdings or an Affiliate of Holdings shall own 100% of the Spinoff Guarantor;

            (i) any Person may merge with and into, or be dissolved or liquidated into, the Borrower so long as (i) the Borrower is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests, if any, granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of the Borrower and/or such other Person shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

            (j) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, any other Subsidiary of the Borrower so long as (i) in the case of any such transaction involving a Subsidiary Guarantor the surviving corporation of any such merger, dissolution or liquidation is a Wholly Owned Subsidiary of the Borrower, is a Domestic Subsidiary and is a Subsidiary Guarantor and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

            (k) the Borrower or any of its Wholly Owned Subsidiaries may consummate a Permitted Acquisition; provided that the Spinoff Guarantor may consummate Permitted Acquisitions so long as (i) the consideration for all such Permitted Acquisitions shall not exceed the sum of the amount of Investments in the Spinoff Guarantor pursuant to Section 9.05(g)(iv) and the amount of internally generated funds and (ii) the consideration for all such Permitted Acquisitions shall not include funds constituting the proceeds of any Loan or the proceeds from the incurrence of any Indebtedness incurred pursuant to 9.04(h);

            (l) "inactive" or "shell" Subsidiaries may be dissolved or otherwise liquidated;

            (m) other sales or dispositions of assets in the ordinary course of business (other than assets disposed of in connection with a Recovery Event); provided that (x) the aggregate Net Sale Proceeds received from all such sales and dispositions shall not exceed $5,000,000 in any fiscal year of the Borrower, (y) each such sale shall be in an amount at least equal to the fair market value thereof (as determined in good faith by the Borrower) and for proceeds consisting solely of not less than (A) 85% cash and (B) seller indebtedness evidenced by promissory notes, which promissory notes shall be pledged and delivered to the Collateral Agent pursuant to the Security Agreement, and (z) the Net Cash Proceeds of any such sale are applied to repay the Loans to the extent required by Section 4.02(f); and provided further, that the sale or disposition of the capital stock of (i) any Subsidiary Guarantor (other than the Spinoff Guarantor) shall be prohibited and (ii) any other Subsidiary of the Borrower shall be prohibited unless (in the case of this clause (ii)) it is for all of the outstanding capital stock of such Subsidiary owned by the Borrower and its Subsidiaries;

            (n) the Borrower and its Subsidiaries may (i) purchase or sell inventory, equipment and/or other assets in the ordinary course of business in connection with transactions contemplated by Section 9.05(b) and (ii) dispose of obsolete inventory or equipment not used or useful in the business the Borrower or such Subsidiaries;

            (o) in connection with any Permitted Acquisition, a Person may merge or consolidate with and into the Borrower or any Wholly Owned Subsidiary of the Borrower; so long as (i) in the case of any such transaction involving the Borrower, the surviving corporation of any such merger or consolidation is the Borrower, (ii) in the case of any such transaction involving a Subsidiary Guarantor the surviving entity of any such merger or consolidation is a Wholly Owned Subsidiary of the Borrower, is a Domestic Subsidiary and is a Subsidiary Guarantor and (iii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of the Borrower and/or such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation); and

            (p) the Borrower or any of its Subsidiaries may sell or otherwise dispose of all or any of the Appliance Warehouse Assets and/or their capital stock or other equity interests in the Spinoff Guarantor, in each case in connection with a Spinoff Guarantor Release Event.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale or other disposition of any Collateral or the release of any Subsidiary Guarantor or its Guaranteed Obligations, or any Collateral or Subsidiary Guarantor is sold or otherwise disposed of as permitted by this
Section 9.02, such Collateral or Subsidiary Guarantor in each case shall be sold or otherwise disposed of free and clear of the Liens created by this Agreement and the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

      9.03 Dividends, etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in such entity's common stock or preferred stock (provided such preferred stock meets the requirements of Section 9.13(c)(ii), (iii), (iv) and (v)) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any Subsidiary of the Borrower now or hereafter outstanding (or any options or warrants or such stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends," it being understood that the payments made in accordance with the clauses contained in the proviso of Section 9.06 shall not be deemed to be Dividends), except that:

            (a) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

            (b) as long as no Default or Event of Default shall then exist or result therefrom the Borrower may declare and pay a cash Dividend on the Borrower's Common Stock in fiscal year ending March 31, 2003 in an amount equal to $5,000,000 plus that portion of the Retained Amount in such fiscal year not otherwise invested in Senior Notes pursuant to Section 9.05(n), and thereafter to the extent of the Retained Amount in such fiscal year and not otherwise invested in Senior Notes pursuant to Section 9.05(n); provided that any amounts not used in any fiscal year can be carried forward and used in succeeding fiscal years of the Borrower;

            (c) the Borrower, any Subsidiary of the Borrower or the Spinoff Guarantor may make payments to Holdings in an amount not in excess of the federal and state (in such states that permit consolidated or combined tax returns) income tax liability that the Borrower, the Borrower's Subsidiaries or the Spinoff Guarantor would have been liable for if Holdings, the Borrower and its Subsidiaries had filed their taxes on a stand-alone basis; provided that such payments shall be made by Holdings no earlier than five days prior to the date on which Holdings is required to make its payments to the Internal Revenue Service or the applicable taxing authority, as applicable;

            (d) if no Default or Event of Default shall have occurred and be continuing, the Borrower may declare and pay Dividends to Holdings so that Holdings may repurchase Holdings Common Stock (or rights to acquire Holdings Common Stock) from members of Holdings' or the Borrower's management in connection with certain executive employment agreements in an aggregate amount not to exceed $1,000,000 in any fiscal year; provided that any amounts not used in any fiscal year can be carried forward and used in the immediately succeeding fiscal year;

            (e) if no Default or Event of Default shall have occurred and be continuing, the Borrower may declare and pay Dividends to Holdings to pay reasonable accounting fees and other support services provided to or for the benefit of the Borrower and/or any of its Subsidiaries and to pay Holdings' operating expenses, in an aggregate amount not to exceed $1,000,000 in any fiscal year;

            (f) Borrower may declare and pay Dividends to Holdings (i) in connection with any payment obligations (including administration costs and expenses) under Holdings' stock or other equity participation purchase program or similar equity based benefits plans offered to employees of Holdings and/or Subsidiaries of Holdings, including, without limitation, any employee stock option plan or options to purchase Holdings Common Stock, in an aggregate amount not to exceed $1,000,000 in any fiscal year or (ii) so that Holdings may make loans and advances to employees of the Borrower and its Subsidiaries in the ordinary course of business and consistent with past practice, in an aggregate principal amount which, when taken together with the aggregate principal amount of loans and advances (exclusive of loans and advances for moving and travel expenses or relocation expenses incurred in connection with a permitted acquisition) made by the Borrower and its Subsidiaries after the Effective Date in accordance with Section 9.05(e) do not exceed $1,500,000 at any one time outstanding;

            (g) if no Default or Event of Default shall have occurred and be continuing, the Permitted Distribution and Dividends to Holdings in respect of Section 9.06(g) shall be permitted; and

            (h) the Permitted Tax Distribution shall be permitted.

      9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement, the other Credit Documents and the Senior Notes;

            (b) Existing Indebtedness outstanding on the Effective Date and listed on Schedule 7.22, including any extensions, refinancings, replacements or restructurings thereof; provided that the then outstanding principal amount thereof is not increased;

            (c) Indebtedness under Interest Rate Protection Agreements and Other Hedging Agreements relating to Indebtedness under this Agreement and the Senior Notes;

            (d) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries incurred pursuant to purchase money Liens permitted under Section 9.01(p); provided that all such Capitalized Lease Obligations are permitted under Section 9.02, and (ii) the sum of (x) the aggregate Capitalized Lease Obligations outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness outstanding at such time shall not exceed $20,000,000 (including Capital Lease Obligations referred to on Schedule 7.22);

            (e) Indebtedness constituting Intercompany Loans to the extent permitted by Section 9.05(g);

            (f) Indebtedness consisting of guaranties by the Borrower or its Subsidiaries of Indebtedness, leases and other contractual obligations (x) permitted to be incurred by the Borrower or Subsidiaries of the Borrower that are Subsidiary Guarantors and (y) franchisees of the Borrower and its Subsidiaries incurred in connection with a franchise arrangement established in the ordinary course of the Borrower's or such Subsidiaries' business in an amount not to exceed $2,500,000 at any time outstanding;

            (g) Indebtedness acquired as a result of a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) at the time of such Permitted Acquisition such Indebtedness does not exceed $15,000,000 in the aggregate, and (iii) so long as, before and after giving effect to such Permitted Acquisition, no Default or Event of Default shall have occurred or would result therefrom;

            (h) Indebtedness incurred and outstanding in connection with Permitted Acquisitions; provided that (i) the --------- aggregate amount of such Indebtedness and Revolving Loans (other than any refinancings thereof) that may be incurred in any fiscal year in respect of Permitted Acquisitions consummated during such fiscal year shall not exceed $100,000,000; (ii) the aggregate amount of all Indebtedness and Revolving Loans (including any refinancings thereof) outstanding in respect of all Permitted Acquisitions consummated since the Effective Date shall not exceed the aggregate of the amount of the cash consideration paid or payable in respect of Permitted Acquisitions consummated in each fiscal year from and after the Effective Date; and (iii) so long as, before and after giving effect to such Permitted Acquisition, no Default or Event of Default shall have occurred or would result therefrom;

            (i) additional Indebtedness of the Borrower and its Subsidiaries not otherwise permitted hereunder not exceeding $20,000,000 in aggregate principal amount at any time outstanding;

            (j) Indebtedness of the Borrower and its Subsidiaries represented by letters of credit not issued under this Agreement for the account of the Borrower or of such Subsidiaries, as the case may be, in an aggregate amount not to exceed $5,000,000;

            (k) Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

            (l) Indebtedness arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with any sale of assets of the Borrower or any of its Subsidiaries permitted under
      Section 9.02; and

            (m) Indebtedness incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations.

      9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents (collectively, "Investments"), except:

            (a) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents;

            (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to it (and, in the case of Super Laundry, notes receivable created in the ordinary course of business consistent with past practice and/or in connection with franchise arrangements), if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary (or in the case of Super Laundry, having payment and other terms consistent with past practice);

            (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (d) Interest Rate Protection Agreements and Other Hedging Agreements entered into to protect Borrower against fluctuations in interest rates in respect of the Obligations;

            (e) advances, loans and investments in existence on the Effective Date and listed on Schedule 9.05 shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are existing obligations as of the Effective Date but only to the extent such further obligations are described on such
      Schedule 9.05) and, in addition, loans and advances by the Borrower and its Subsidiaries to employees of the Borrower and its Subsidiaries in the ordinary course of business and consistent with past practices shall be permitted in an aggregate principal amount which, when taken together with the aggregate principal amount of outstanding loans and advances made by Holdings with the proceeds of Dividends paid pursuant to Section 9.03(f)(ii), do not exceed $1,500,000 at any one time outstanding; provided, however, that the foregoing limitation shall not apply to loans and advances for moving and travel expenses or relocation expenses incurred in connection with a Permitted Acquisition, which loans, advances and expenses shall be permitted;

            (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or other contractual arrangements shall be permitted;

            (g) the Borrower may make intercompany loans and advances to any of its Subsidiaries and any Subsidiary of the Borrower may make intercompany loans and advances to the Borrower or any other of its Subsidiaries (collectively, "Intercompany Loans"); provided that (i) each Intercompany Loan shall be evidenced by an Intercompany Note, (ii) each such Intercompany Note shall be pledged to the Collateral Agent pursuant to the Credit Party Pledge Agreement, (iii) neither the Borrower nor any Domestic Subsidiaries of the Borrower may make loans, advances or equity contributions to any Foreign Subsidiaries of the Borrower pursuant to this clause (other than loans, advances and cash contributions in an amount, together with the amount in Section 9.02(g)(ii), not to exceed $2,500,000 in the aggregate), (iv) Intercompany Loans (each such Intercompany Note evidencing such Intercompany Loan, an "Additional Spinoff Guarantor Note") made to the Spinoff Guarantor shall not exceed, when combined with any asset transfer pursuant to Section 9.02(g)(iii), in the aggregate, $5,000,000 plus an amount equal to the payments received by the Borrower or its Subsidiaries (other than the Spinoff Guarantor of dividends or distributions in connection with such loans, advances or cash contributions or any other amounts received in respect of such loans, advances or cash contributions (in each case to the extent such payments or other amounts are not included in Consolidated Net Income) in each fiscal year of the Borrower and (v) the Spinoff Guarantor Note shall be permitted;

            (h) Permitted Acquisitions shall be permitted;

            (i) the Borrower and its Subsidiaries may acquire and hold promissory notes and/or equity securities issued by the purchaser or purchasers in connection with the sale of assets to the extent permitted under Section 9.02;

            (j) the Borrower may make capital contributions to any of its respective Subsidiary Guarantors (other than the Spinoff Guarantor);

            (k) the Permitted Tax Distribution shall be permitted;

            (l) the Permitted Distribution and the Initial Appliance Warehouse Investment shall be permitted;

            (m) the Borrower and its Subsidiaries (other than the Spinoff Guarantor) may make cash Investments not otherwise permitted by clauses
      (a) through (l) above, in an amount not to exceed $20,000,000 outstanding at any one time; provided that before and after giving effect to each such Investment, no Default or Event of Default shall have occurred or result therefrom; and

            (n) Borrower may invest up to $30,000,000 plus that portion of the Retained Amount not paid as a Dividend pursuant to Section 9.03(b) in the Senior Notes pursuant to Section 9.11.

      9.06 Transactions with Affiliates. Except as set forth on Schedule 9.06, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

            (a) Dividends may be paid to the extent provided in Section 9.03;

            (b) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

            (c) customary fees may be paid to non-officer directors of Holdings;

            (d) Holdings and its Subsidiaries may enter into employment arrangements with their respective officers and employees in the ordinary course of business;

            (e) payments under Tax Sharing Agreements may be paid to the extent permitted by Section 9.03(c);

            (f) reasonable fees and compensation may be paid to and indemnity provided on behalf of officers, directors, employees or consultants of Holdings or any of its Subsidiaries; and

            (g) payments from Borrower or any or its Subsidiaries may be made to Holdings or its Affiliates for management services in an aggregate amount of up to $1,000,000 in any fiscal year.

      Except as specifically provided above, no management or similar fees shall be paid or payable by Holdings or any of its Subsidiaries to any Person other than the Borrower.

      9.07 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any period set forth below (taken as one accounting period) the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures made under this

Section 9.07(a) does not exceed in any period set forth below the amount set forth opposite such period below:

                                                                      Amount
                          Period                                  (in millions)
                          ------                                  ------------
Effective date through last day of the Fiscal year
   ending March 31,2002                                             $ 20.0
Fiscal year ending March 31, 2003                                     95.0
Fiscal year ending March 31, 2004                                    100.0
Fiscal year ending March 31, 2005 and each fiscal
     year ending thereafter                                          105.0

      (b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth in clause (a) above are less than the amount permitted to be made in such period (without giving effect to any additional amount available as a result of this clause (b) or clause (e) below), the amount of such difference (the "Rollover Amount") may be carried forward and used to make Capital Expenditures in succeeding fiscal years of the Borrower; provided that in no event shall the Rollover Amount available for any fiscal year be greater than $10,000,000 in the aggregate.

      (c) Notwithstanding anything to the contrary contained in clauses (a) or
(b) above, Borrower will not, and will not permit the Spinoff Guarantor to, make any Capital Expenditures for the benefit of the Spinoff Guarantor, except that
(i) prior to the Permitted Distribution, during any period set forth in clause
(a) above (taken as one accounting period) the Borrower and the Spinoff Guarantor may make Capital Expenditures for the benefit of the Spinoff Guarantor so long as the aggregate amount of such Capital Expenditures made under this
Section 9.07(c) does not exceed in any period set forth in clause (a) above, $15,000,000, which amount shall not be in addition to the amounts permitted to be expended in clauses (a) and (b) above and (ii) subsequent to the Permitted Distribution, the Spinoff Guarantor may make Capital Expenditures for its own benefit.

      (d) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) through (c), Borrower and its Subsidiaries may make additional Capital Expenditures as follows: (i) Capital Expenditures consisting of the reinvestment of Net Sale Proceeds of asset sales not required to be applied to prepay the Loans pursuant to Section 4.02(f) as a result of clause
(iv) of the parenthetical phrase contained therein or the proviso thereto, (ii) the reinvestment of proceeds of Recovery Events not required to be applied to prepay the Loans pursuant to Section 4.02(j), (iii) Permitted Acquisitions made in accordance with Section 9.02(a), (k) or (l) and (iv) Permitted Acquisition Capital Expenditures.

      9.08 Leverage Ratio. The Borrower and its Subsidiaries will not permit the Pro Forma Leverage Ratio for any Test Period (taken as one accounting period) ending on the last day of any fiscal quarter described below to be greater than the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter Ended                              Ratio
          --------------------                              -----
March 31, 2002                                           5.00 to 1.00
June 30, 2002                                            5.00 to 1.00
September 30, 2002                                       5.00 to 1.00
December 31, 2002                                        4.90 to 1.00
March 31, 2003                                           4.80 to 1.00
June 30, 2003                                            4.80 to 1.00
September 30, 2003                                       4.80 to 1.00
December 31, 2003                                        4.80 to 1.00
March 31, 2004                                           4.60 to 1.00
June 30, 2004                                            4.60 to 1.00
September 30, 2004                                       4.60 to 1.00
December 31, 2004                                        4.60 to 1.00
March 31, 2005                                           4.20 to 1.00
June 30, 2005                                            4.20 to 1.00
September 30, 2005                                       4.20 to 1.00
December 31, 2005                                        4.20 to 1.00
March 31, 2006                                           4.00 to 1.00
June 30, 2006                                            4.00 to 1.00
September 30, 2006                                       4.00 to 1.00
December 31, 2006                                        4.00 to 1.00
March 31, 2007                                           4.00 to 1.00
June 30, 2007                                            4.00 to 1.00
September 30, 2007                                       4.00 to 1.00
December 31, 2007                                        4.00 to 1.00
March 31, 2008                                           4.00 to 1.00
June 30, 2008 and each fiscal quarter
   thereafter                                            4.00 to 1.00

      9.09 Minimum Consolidated EBITDA. The Borrower and its Subsidiaries will not permit Consolidated EBITDA for any Test Period, in each case taken as one accounting period, ended on the last day of a fiscal quarter of the Borrower described below to be less than the amount set forth opposite such fiscal quarter below; provided, however, that for purposes of this Section 9.09, Consolidated EBITDA for any Test Period may give pro forma effect to a Permitted Acquisition (or other acquisition or transaction with respect to which the requisite consents of the Banks have been obtained) as if such Permitted Acquisition (or acquisition or other transaction) had occurred on the first day of such Test Period; provided, further, that subsequent to the Spinoff Guarantor Release Event, the amount listed below for each Test Period shall be reduced by an amount equal to the Spinoff Guarantor's EBITDA for the Test Period immediately preceding the Spinoff Guarantor Release Event and subtracting from the Borrower and its Subsidiaries' Consolidated EBITDA for such Test Period the amount attributable to the Spinoff Guarantor's EBITDA for such Test Period:

                                                      Amount
           Fiscal Quarter Ended                     (in millions)
           --------------------                     ------------
March 31, 2002                                        $ 145.0
June 30, 2002                                           145.0

September 30, 2002                                      145.0
December 31, 2002                                       145.0
March 31, 2003                                          150.0
June 30, 2003                                           150.0

September 30, 2003                                      150.0
December 31, 2003                                       150.0
March 31, 2004                                          150.0
June 30, 2004                                           155.0

September 30, 2004                                      155.0
December 31, 2004                                       155.0
March 31, 2005                                          155.0
June 30, 2005                                           160.0

September 30, 2005                                      160.0
December 31, 2005                                       160.0
March 31, 2006                                          160.0
June 30, 2006                                           160.0

September 30, 2006                                      160.0
December 31, 2006                                       160.0
March 31, 2007                                          160.0
June 30, 2007 and each fiscal quarter
   thereafter                                           165.0

      9.10 Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ended on the last day of a fiscal quarter to be less than 1.00 to 1.00.

      9.11 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. The Borrower will not, and will not permit any of its Subsidiaries to:

            (a) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) Senior Notes other than, as long as no Default or Event of Default exists, an amount up to $30,000,000 plus that portion of the Retained Amount not paid as a Dividend pursuant to Section 9.03(b) to prepay a portion of the Senior Notes;

            (b) amend or modify in any material respect or in any manner adverse to the Borrower or the Banks, or permit such an amendment or modification of, any provision of the Senior Notes; and

            (c) amend, modify or change in any way adverse in any material respects to the interests of the Banks, any Tax Sharing Agreement, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws.

      9.12 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay Dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) any instrument governing any Indebtedness permitted under Section 9.04(g), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (vi) agreements existing on the Effective Date to the extent and in the manner such agreements are in effect on the Effective Date and (vii) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (ii), (v) or (vi).

      9.13 Limitation on Issuance of Capital Stock. (a) Except as provided otherwise herein, the Borrower and its Subsidiaries shall not issue (i) any preferred stock or (ii) any redeemable common stock.

      (b) The Borrower shall not issue, or permit any of its Subsidiaries to issue, any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of the Borrower or such Subsidiary, (iii) to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Effective Date pursuant to Section 9.15 may issue capital stock to Holdings, the Borrower or their respective Wholly-Owned Subsidiaries, in accordance with the other requirements of this Agreement, (v) under or in connection with any employee stock option plan and (vi) the Borrower may issue equity securities to Holdings so long as such equity securities are pledged to the Collateral Agent and the Banks as security for the Borrower's obligations under this Agreement on substantially the same terms and conditions as the pledge by Holdings of the capital stock of the Borrower on the

Effective Date and the cash proceeds of such equities will be applied in accordance with Section 4.02(e).

      (c) Notwithstanding the above, the Borrower may issue preferred stock to Holdings so long as (i) no dividends are payable in cash; (ii) it is not redeemable at the option of the Holdings in whole or in part; (iii) it is not convertible into Indebtedness of the Borrower; and (iv) it matures after August 1, 2009 and provides for no mandatory prepayment or mandatory offers to purchase prior to such date.

      9.14 Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which the Borrower and its Subsidiaries are engaged on the Effective Date and reasonable extensions thereof or businesses complementary to their respective businesses, including, without limitation, route businesses (the "Business").

      9.15 Limitation on the Creation of Subsidiaries. The Borrower shall not establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Banks; provided that the Borrower may establish or create one or more Wholly-Owned Subsidiaries (and non-Wholly Owned Subsidiaries acquired in connection with a Permitted Acquisition or pursuant to Investments pursuant to Section 9.05(h), (i) or (m)) of the Borrower without such consent so long as the Borrower and its Subsidiaries comply with Section 8.10.

      9.16 Restriction on Tax Consolidation. The Borrower will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than Holdings, the Borrower and their respective Subsidiaries except, in the case of any Subsidiary, for tax periods beginning prior to such Subsidiary's having become a Subsidiary of the Borrower; provided, however, that if the Borrower disposes of more than 50% of the outstanding stock of any Subsidiary (by both voting power and value), this
Section 9.16 will not apply with respect to such Subsidiary.

      SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

      10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

      10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

      10.03 Covenants. Holdings or the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g) or (i) or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agents or any Bank; or

      10.04 Default Under Other Agreements. The Borrower or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Obligations) of the Borrower or its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that (x) it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses
(i) through (iii), inclusive, is at least $2,500,000; or

      10.05 Bankruptcy, etc. Holdings, the Borrower or any of their respective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings, the Borrower or any of their respective Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any of their respective Subsidiaries, or Holdings, the Borrower or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or any of their respective Subsidiaries, or there is commenced against Holdings, the Borrower or any of their respective Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holdings, the Borrower or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings, the Borrower or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Borrower or any of their respective Subsidiaries for the purpose of effecting any of the foregoing; or

      10.06 ERISA. An ERISA Event or noncompliance with respect to Foreign Plans shall have occurred that, in the opinion of the Required Banks, when taken together with all other ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

      10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, except with respect to the Collateral Assignments of Leases and the Collateral Assignment of Location Leases, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens except as permitted pursuant to this Agreement or the Security Documents, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

      10.08 Guaranty. Any Guaranty or any material provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm any Subsidiary Guarantor's obligations under the relevant Guaranty, or Subsidiary Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty; or

      10.09 Judgments. One or more judgments or decrees shall be entered against Holdings, the Borrower or any of their respective Subsidiaries involving in the aggregate for Holdings, the Borrower and their respective Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $2,500,000; or

      10.10 Change of Control. A Change of Control shall occur; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may, and upon the written request of the Required Banks, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agents, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower or Holdings, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice and the Administrative Agent may exercise the rights specified in clause (v) below without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower or Holdings, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, any or all of the Liens, security interests and rights created pursuant to the Security Documents; and (vi) apply any cash collateral as provided in Section 4.02.

      SECTION 11. DEFINITIONS AND ACCOUNTING TERMS.

      11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Additional Collateral" shall have the meaning provided in Section 8.10(a).

            "Additional Mortgage" shall have the meaning provided in Section 8.10(a).

            "Additional Mortgage Conditions" shall mean:

            (A) the Collateral Agent shall have received a Mortgage with respect to such Fee Property, and such Mortgage shall be in full force and effect, together with each document required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded or delivered to the Collateral Agent in order to create in favor of the Collateral Agent for the benefit of the Secured Creditors a valid, legal and perfected first priority security interest in and Lien on such Fee Property;

            (B) with respect to each such Fee Property, the appropriate Credit Party shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements as applicable to such Fee Property, including the use of forms provided by state, local or foreign agencies, where such forms exist;

            (C) with respect to each such Fee Property, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on such Fee Property and fixtures described therein in an amount not less than 100% of the fair market value thereof as agreed between each Credit Party and the Collateral Agent, which policy (or commitment) shall (w) be issued by a title insurance company retained by the Borrower and reasonably acceptable to the Collateral Agent, (x) include such reinsurance arrangements (with provisions for direct access) as shall be acceptable to the Collateral Agent, (y) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate and so-called comprehensive coverage over covenants and restrictions) and (z) contain no exceptions to title other than exceptions for the Liens permitted by the applicable Mortgage or that are satisfactory to the Collateral Agent;

            (D) with respect to each such Fee Property, a Survey;

            (E) with respect to each such Fee Property, (i) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called "gap" indemnification) as shall be required to induce the title insurance company to issue the policy or policies (or commitment or commitments) and endorsements contemplated in subparagraph (C) above and (ii) such consents, approvals, estoppels, tenant subordination agreements or other instruments as shall be necessary or appropriate in the reasonable judgment of the Collateral Agent in order for the owner of such Fee Property to grant the Lien contemplated by the Mortgage with respect to such Fee Property; and

            (F) evidence acceptable to the Collateral Agent of payment by the Credit Parties of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to in clause (C) above.

      "Additional Spinoff Guarantor Note" shall have the meaning provided in
Section 9.05(g).

      "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Revolving Loan Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and
(ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination; provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings exceed the Adjusted Total Revolving Loan Commitment plus (iii) the outstanding principal amount of Swingline Loans in excess of the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause
(A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment plus (iii) the outstanding principal amount of Swingline Loans equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Letter of Credit Outstandings equaling such Bank's Revolving Loan Commitment at such time.

      "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitments less the aggregate Revolving Loan Commitments of all Defaulting Banks.

      "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

      "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person (excluding in the case of the Borrower, the Subsidiary Guarantors); provided, however, that for purposes of Section 9.06, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agents" shall mean, collectively, the Administrative Agent, the Syndication Agents, the Documentation Agent and Deutsche Banc Alex. Brown, in its capacity as Lead Arranger and Book Manager.

      "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

      "Appliance Warehouse Assets" shall mean the assets used in connection with the business of leasing laundry equipment and other household appliances to property owners, managers of multi-family housing properties, individuals and corporate relocation entities through the Appliance Warehouse division of the Borrower.

      "Appliance Warehouse Notes" shall mean each of the (i) Spinoff Guarantor Note and (ii) the Additional Spinoff Guarantor Note.

      "Applicable Base Rate Margin" shall mean (i) in the case of Tranche A Term Loans and Revolving Loans, a percentage per annum equal to 1.75% and (ii) in the case of Tranche B Term Loans, a percentage per annum equal to 1.75%; provided that the percentages set forth in clauses (i) and (ii) above shall be adjusted by the applicable Leverage Pricing Adjustment, if any.

      "Applicable Eurodollar Margin" shall mean (i) in the case of Tranche A Term Loans and Revolving Loans, a percentage per annum equal to 2.75% and (ii) in the case of Tranche B Term Loans, a percentage per annum equal to 2.75%; provided that the percentages set forth in clauses (i) and (ii) above shall be adjusted by the applicable Leverage Pricing Adjustment, if any.

      "Applicable Percentage" shall mean 0.50% per annum; provided that from and after the Start Date to and including the last day of such Margin Adjustment Period, the Applicable Percentage shall be 0.375% per annum to the extent that the Borrower shall have achieved a Pro Forma Leverage Ratio of less than 3.0:1.0 as of the last day of the most recent fiscal quarter or year ended immediately prior to such Start Date, as the case may be. Notwithstanding the foregoing, (a) from the Effective Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 8.01(b) or (c) and
Section 8.01(f) for the fiscal period ended at least six months after the Effective Date, the Applicable Percentage shall be 0.50% and (b)(i) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 8.01(b) or (c) and Section 8.01(f), respectively, or (ii) at any time after the occurrence and during the continuance of a Default or Event of Default, the Applicable Percentage shall be 0.50%.

      "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K hereto (appropriately completed).

      "Authorized Officer" of any Credit Party shall mean any of the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer or the Controller of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

      "Bank" shall mean each financial institution listed on Annex I, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

      "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2, in the case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

      "Bankruptcy Code" shall have the meaning provided in Section 10.05.

      "Base Rate" at any time shall mean the higher of (y) the Prime Lending Rate and (z) the rate which is 1/2 of 1% in excess of the Federal Funds Rate.

      "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

      "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

      "Borrower's Common Stock" shall mean the common stock of Coinmach Corporation.

      "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.11(b) shall be considered part of the related Borrowing of Eurodollar Loans.

      "BTCo" shall mean Bankers Trust Company in its individual capacity.

      "Business" shall have the meaning provided in Section 9.14.

      "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which commercial banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

      "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be added to the fixed assets account on the consolidated balance sheet of such Person in accordance with GAAP (which shall not include (i) interest capitalized during construction but only to the extent included in Consolidated Net Cash Interest Expense and (ii) increases to property and equipment that are reflected (or under the accounting policies and presentation of the Borrower as in effect on the Effective Date, would have been reflected) in "Additions to net assets from acquired businesses" on the Borrower's Condensed Consolidated Statements of Cash Flows), including all such expenditures with respect to plant, property or equipment (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and the amount reflected (or under the accounting policies and presentation of the Borrower as in effect on the Effective Date, would have been reflected) in "Advance rental payments to location owners" on the Borrower's Condensed Consolidated Statements of Cash Flows) and the amount of all Capitalized Lease Obligations incurred by such Person.

      "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

      "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof that should be accounted for as liabilities in accordance with GAAP.

      "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and banker acceptances of (x) any Bank or
(y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than twelve months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, as the case may be, and in each case maturing within twelve months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition having one of the two highest ratings obtainable from either S&P or Moody's, (v) any repurchase agreement entered into with any Approved Bank which is secured by any obligation of the type described in any of clauses (i) through (iii) and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time. -- --- "Change in Law" shall mean the introduction of any law or governmental rule, regulation, order, guideline or request (whether or not having the force of law), or any change in law or governmental rule, regulation, order, guideline or request (whether or not having the force of law), or the interpretation or administration thereof.

      "Change of Control" shall mean (i) Holdings shall at any time cease to own directly 100% of the capital stock of the Borrower; (ii) any "Person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than GTCR or more than 35% of Holdings Common Stock or (iii) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

      "Collateral" shall mean all property (whether real, personal or mixed), now owned or hereafter acquired with respect to which any security interests or Liens have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

      "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

      "Collateral Assignment of Leases" shall mean the Collateral Assignment of Leases executed in connection with the Credit Agreement, substantially in the form of Exhibit G hereto, made by the Borrower and the Subsidiary Guarantors in favor of the Collateral Agent relating to the Principal Leases, as such agreement may be amended, modified or supplemented from time to time.

      "Collateral Assignment of Location Leases" shall mean the Collateral Assignment of Location Leases executed in connection with the Credit Agreement, substantially in the form of Exhibit I hereto, made by the Borrower and the Subsidiary Guarantors in favor of the Collateral Agent relating to the Location Leases, as such agreement may be amended, modified or supplemented from time to time.

      "Commitment" shall mean any of the commitments of any Bank; i.e., whether the Tranche A Term Loan Commitment or Tranche B Term Loan Commitment or Revolving Loan Commitment or the commitment of BTCo to make Swingline Loans.

      "Commitment Commission" shall have the meaning provided in Section
3.01(a).

      "Consolidated Adjusted Senior Leverage Ratio" shall mean the ratio of (x) Borrower's Consolidated Senior Indebtedness (other than Indebtedness in respect of the Senior Notes) minus the amount, as of the last day of the Test Period then last ended, of cash and Cash Equivalents held by the Borrower and its Consolidated Subsidiaries in excess of $25,000,000 to (y) Borrower's Consolidated EBITDA for the Test Period then last ended, with such Consolidated Adjusted Senior Leverage Ratio to be determined on a pro forma basis as if any Permitted Acquisition that occurred during or subsequent to such Test Period (and the incurrence, assumption and/or repayment of any Indebtedness in connection with any such Permitted Acquisition), as the case may be, had occurred on the first day of such Test Period (and such Indebtedness, if any, had remained outstanding (or had not been outstanding, as the case may be) throughout such Test Period), it being understood that in calculating the Consolidated Adjusted Senior Leverage Ratio in connection with each and every Permitted Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets acquired pursuant to each such Permitted Acquisition on a pro forma basis as if such acquisition had occurred on the first day of the respective Test Period and shall include any conforming accounting adjustments made in connection therewith, including any Permitted Acquisition Cost-Savings.

      "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Borrower and its Consolidated Subsidiaries excluding cash and Cash Equivalents.

      "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries at such time, but excluding (i) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein and (ii) the current portion of Indebtedness.

      "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for cash taxes based on income, (iii) Consolidated Net Cash Interest Expense, (iv) the amount of amortization or write-off of deferred financing costs, termination costs and debt issuance costs during such period and any premium or penalty paid in connection with redeeming or retiring indebtedness prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness to the extent deducted in determining Consolidated Net Income, (v) other non-recurring transaction costs and expenses, including but not limited to interest expenses and swap termination costs and expenses incurred during such period in connection with the Transactions to the extent deducted in determining Consolidated Net Income, and (vi) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary or nonrecurring losses less (B) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary or nonrecurring gains, all as determined on a consolidated basis in accordance with GAAP.

      "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense, (iii) amortization expense and (iv) without duplication, all other non-cash charges (including non-cash compensation expenses relating to employee stock options and management loan forgiveness) included in determining Consolidated Net Income during such period, all as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA, minus the amount of all Capital Expenditures made by the Borrower and its Subsidiaries for such period, to (ii) Consolidated Fixed Charges for such period; provided that in the event that the period for which the Consolidated Fixed Charge Coverage Ratio is being determined includes any period prior to the Effective Date, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma basis to give effect to any Indebtedness incurred on or after the Effective Date (including, without limitation, the Loans and the Senior Notes) as if such Indebtedness had been incurred at the beginning of such period and had remained outstanding throughout such period.

      "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of (i) Consolidated Net Cash Interest Expense for such period, (ii) the amount of all cash payments made by the Borrower and its Subsidiaries in respect of income taxes or income tax liabilities for such period net of any cash income tax refunds actually received by the Borrower and its Subsidiaries during such period, (iii) scheduled mandatory repayments of principal of outstanding Indebtedness to the extent actually paid and (iv) additions (reductions) to Consolidated Working Capital for such period.

      "Consolidated Indebtedness" shall mean an amount equal to the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries, determined in accordance with GAAP.

      "Consolidated Net Cash Interest Expense" shall mean, for any period, without duplication, the total consolidated cash interest expense of the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries representing the interest factor for such period, in each case net of the total consolidated cash interest income of Borrower and its Consolidated Subsidiaries for such period, but excluding the amount of amortization or write-off of deferred financing costs, termination costs and debt issuance costs during such period, other non-recurring transaction costs and expenses, including but not limited to interest expenses and swap termination costs and expenses incurred during such period in connection with the Transactions to the extent included in such consolidated cash interest expense for such period, and any premium or penalty paid in connection with redeeming or retiring indebtedness prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness to the extent deducted in determining Consolidated Net Income.

      "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP.

      "Consolidated Senior Indebtedness" shall mean, at any date, an amount equal to the aggregate principal amount of all funded Indebtedness (including, without limitation, all Capital Leases) of the Borrower and its Consolidated Subsidiaries that would be required to be reflected on Borrower's consolidated balance sheet at such date determined in accordance with GAAP, exclusive of Subordinated Indebtedness and unsecured Indebtedness permitted pursuant to
Section 9.04.

      "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

      "Consolidated Working Capital" shall mean Consolidated Current Assets minus Consolidated Current Liabilities.

      "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

      "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director, if such Director's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

      "Covered Taxes" shall mean any and all Taxes, other than Excluded Taxes.

      "Credit Documents" shall mean (i) this Agreement, (ii) each Note, (iii) each Security Document and (iv) each other document or certificate delivered to any Agent, the Collateral Agent and/or any Bank in connection herewith or therewith evidencing or governing the Obligations or delivered in connection herewith or therewith.

      "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

      "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

      "Credit Party Pledge Agreement" shall mean the Credit Party Pledge Agreement executed in connection with the Credit Agreement, substantially in the form of Exhibit N hereto, made by the Borrower and the Subsidiary Guarantors in favor of the Collateral Agent, as such agreement may be amended, modified or supplemented from time to time.

      "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

      "Dividend" shall have the meaning provided in Section 9.03

      "Documentation Agent" shall mean Credit Lyonnais New York Branch in its capacity as Documentation Agent for the Banks hereunder, and shall include any successors to the Documentation Agent.

      "Documents" shall mean the Credit Documents and the Senior Notes
Indenture.

      "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

      "Domestic Subsidiary" shall mean those Subsidiaries of Borrower that are organized under the laws of the United States, one of the states of the United States of America or the District of Columbia.

      "Drawing" shall have the meaning provided in Section 2.04(b).

      "Effective Date" shall mean the date on which this Agreement becomes effective in accordance with Section 13.10.

      "11 3/4% Notes" shall mean the 11 3/4% Senior Notes due 2005 issued pursuant to an indenture dated as of October 8, 1997 between the Borrower and State Street Bank and Trust Company, as Trustee, as in effect on the Effective Date.

      "Eligible Transferee" shall mean and include a commercial bank, financial institution or other institutional "accredited investor" (as defined in Regulation D of the Securities Act); provided that none of the Borrower or any of its Subsidiaries shall be an Eligible Transferee.

      "Employee Benefit Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which Borrower or a Subsidiary could incur liability.

      "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, investigation, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

      "Environmental Law" means any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code, legally binding guideline or written policy and any rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Entity" shall mean any member of an ERISA Group.

      "ERISA Event" shall mean (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan;
(f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan;
(g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to the Borrower or any of its Subsidiaries.

      "ERISA Group" shall mean the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

      "Eurodollar Borrowing" shall mean each Borrowing of Eurodollar Loans.

      "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

      "Eurodollar Rate" shall mean with respect a Eurodollar Loan (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan for which an interest rate is then being determined with maturities (comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

      "Event of Default" shall have the meaning provided in Section 10.

      "Excess Cash Flow" shall mean, for any fiscal year of the Borrower, Consolidated EBITDA for such period, minus Consolidated Net Cash Interest Expense for such period, minus the provision for income taxes for such period (to the extent paid in cash), minus the amount of Capital Expenditures made by the Borrower and its Subsidiaries during such period pursuant to and in accordance with Section 9.07 (except to the extent financed with the proceeds of Indebtedness or pursuant to Capital Lease Obligations or to the extent constituting a reinvestment of the Net Sale Proceeds (other than the gains, if any, related thereto) from the sale of any assets under Section 4.02(f)), minus
(plus) additions (reductions) to Consolidated Working Capital for such period, minus scheduled repayments of principal of outstanding Indebtedness to the extent actually paid (including any voluntary payments of principal of Indebtedness, but excluding voluntary payments of Revolving Loans and further excluding voluntary payments made with proceeds of other Indebtedness or equity), minus the aggregate cash consideration utilized to effect all Permitted Acquisitions during such fiscal year (except to the extent such Permitted Acquisitions were financed with the proceeds of Indebtedness (other than the incurrence of Revolving Loans)).

      "Excess Cash Payment Date" shall mean the date occurring 95 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ended closest to March 31, 2002).

      "Excess Cash Payment Period" shall mean with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Excluded Taxes" shall mean Taxes (including income or franchise Taxes) imposed upon or determined by reference to any Bank's net income or net profits but only to the extent such Taxes are imposed:

            (i) by the United States of America (or any State or local jurisdiction or any agency thereof) including, without limitation, branch profits Taxes;

            (ii) by any jurisdiction in which an applicable Bank is organized or has its principal office or applicable lending office; or

            (iii) by any other jurisdiction as a result of a connection between an applicable Bank (or such lending office or branch thereof), other than a connection arising solely from the Administrative Agent or Bank (or lending office or branch thereof) having executed, delivered or performed its obligations under, or received a payment under or enforced this Agreement.

      "Existing Credit Agreement" shall mean the Second Amended and Restated Credit Agreement dated as of March 2, 1998, as amended, among Holdings, the Borrower, the lending institutions from time to time party thereto, BTCo and First Union National Bank, as Syndication Agent.

      "Existing Indebtedness" shall have the meaning provided in Section 7.22.

      "Facing Fee" shall have the meaning provided in Section 3.01(c).

      "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

      "Fee Property" shall have the meaning provided in Section 7.13.

      "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

      "Final Scheduled Maturity Dates" shall mean, collectively, the Revolving Loan Maturity Date and the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date.

      "Foreign Plan" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Borrower or any Subsidiary with respect to employees employed outside the United States.

      "Foreign Subsidiaries" shall mean those Subsidiaries of the Borrower that are not Domestic Subsidiaries.

      "GAAP" shall have the meaning provided in Section 13.07(a).

      "Government Real Property Disclosure Requirements" shall mean any law, rule or regulation of any Governmental Authority requiring notification of the buyer, mortgagee or assignee of Real Property, or notification, registration, or filing to or with any Governmental Authority, prior to the sale, mortgage or assignment of any Real Property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, storage, treatment, disposal, or handling of Hazardous Material on, at, under or near the Real Property to be sold or the establishment for which control is to be transferred.

      "Governmental Authority" shall mean any government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "GTCR" shall mean, collectively, Golder, Thoma, Cressey, Rauner Inc. and GTCR Golder Rauner LLC or any entity controlled by either of them.

      "Guaranteed Obligations" shall have the meaning provided in Section 14.01.

      "Guaranty" shall mean the guaranty issued pursuant to Section 14.

      "Hazardous Materials" means (a) any petroleum or petroleum products or constituents thereof, radioactive materials, asbestos that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 ppm, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

      "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

      "Holdings Common Stock" shall mean the common stock of Holdings.

      "Holdings Pledge Agreement" shall mean the Holdings Pledge Agreement executed in connection with the Credit Agreement, substantially in the form of Exhibit O hereto, made by Holdings in favor of the Collateral Agent, as such agreement may be amended, modified or supplemented from time to time.

      "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, or for the deferred purchase price of property or services, (iii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iv) all Indebtedness of the types described in clause (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (v) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (vi) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted; i.e., take-or-pay and similar obligations, (vii) all Contingent Obligations of such Person and (viii) all payment obligations under any Interest Rate Protection Agreement or Other Hedging Agreements or under any similar type of agreement.

      "Initial Appliance Warehouse Investment" shall have the meaning provided in Section 9.02(h).

      "Intercompany Loans" shall have the meaning provided in Section
9.05(g).

      "Intercompany Notes" shall mean promissory notes, in the form of Exhibit E, evidencing an Intercompany Loan.

      "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

      "Interest Period" shall have the meaning provided in Section 1.10.

      "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

      "Issuing Bank" shall mean BTCo and any Bank which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Effective Date is BTCo.

      "Landlord Consent, Lien Waiver and Access Agreement" shall mean a Landlord Consent, Lien Waiver and Access Agreement substantially in the form of Exhibit H hereto.

      "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or the Borrower's Domestic Subsidiaries (subsequent to the Permitted Distribution, other than the Spinoff Guarantor) incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of the Borrower's Domestic Subsidiaries (subsequent to the Permitted Distribution, other than the Spinoff Guarantor) as are reasonably acceptable to the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

      "Lead Arranger" shall mean Deutsche Banc Alex. Brown in its capacity as Lead Arranger for the Banks hereunder.

      "Leased Properties" shall have the meaning provided in Section 7.13.

      "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

      "Letter of Credit" shall have the meaning provided in Section 2.01(a).

      "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

      "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

      "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

      "Leverage Pricing Adjustment" shall mean zero; provided that from and after the first day of any Margin Adjustment Period (the "Start Date") to and including the last day of such Margin Adjustment Period, the Leverage Pricing Adjustment shall be the respective percentage per annum set forth below opposite the respective Level indicated to have been achieved as of the last day of the most recent fiscal quarter or year, as the case may be, ended immediately prior to such Start Date:

Pro Forma Leverage     Tranche A Term Loans
      Ratio             and Revolving Loans           Tranche B Term Loans
      -----             -------------------           --------------------
                      Eurodollar    Base Rate       Eurodollar     Base Rate
                        Loans         Loans           Loans          Loans
                        -----         -----           -----          -----
Level I                  2.75          1.75            2.75           1.75
> 4.0:1.0
_

Level II                 2.50          1.50            2.75           1.75
< 4.0:1.0 and
> 3.5:1.0
-
Level III                2.25          1.25            2.75           1.75
< 3.5:1.0 and
> 3.0:1.0
-
Level IV <               2.00          1.00            2.50           1.50
< 3.0:1.0

Notwithstanding the foregoing, (a) from the Effective Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 8.01(b) or (c) and Section 8.01(f) for the fiscal period ended at least six months after the Effective Date, the Leverage Pricing Adjustment shall be deemed to be in Level I and (b)(i) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 8.01(b) or (c) and Section 8.01(f), respectively, or (ii) at any time after the occurrence and during the continuance of a Default or Event of Default, the Leverage Pricing Adjustment shall be deemed to be in Level I.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, attachments, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing) including any agreement to give any of the foregoing.

      "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Revolving Loan and each Swingline Loan.

      "Location Leases" shall mean leases, licenses or other agreements pursuant to which the Borrower and/or any Subsidiary Guarantor leases, licenses or otherwise obtains the right to use any Real Property at which Collateral constituting personal property is located.

      "Mandatory Borrowing" shall have the meaning provided in Section 1.01(e).

      "Margin Adjustment Period" shall mean each period which shall commence on a date on which the financial statements (or certificate in the case of Section 8.01(n)) are delivered pursuant to Section 8.01(b), (c) or (m), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements (or certificate in the case of Section 8.01(n)) pursuant to Section 8.01(b), (c) or (m), as the case may be, and (ii) the latest date on which the next financial statements (or certificate in the case of Section 8.01(n)) are required to be delivered pursuant to Section 8.01(b), (c) or (m), as the case may be; provided that the first Margin Adjustment Period shall commence on the date that the financial statements are delivered for the Borrower's first fiscal quarter ending at least six months after the Effective Date (other than in the case of a consummation of a Permitted Acquisition, in which case the Margin Adjustment Period shall commence on the consummation of such Permitted Acquisition).

      "Margin Stock" shall have the meaning provided in Regulation U.

      "Material Adverse Effect" shall have the meaning provided in Section 5.12.

      "Maturity Date" shall mean, with respect to any Tranche of Loans, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Maturity Date, as the case may be.

      "Maximum Swingline Amount" shall mean $7,500,000.

      "Mortgage" shall mean fully executed counterparts of mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust to secure debt executed and delivered to the Collateral Agent on the Effective Date or in accordance with the provisions of Section 8.10 with respect to a Mortgaged Property, in each case in form and substance reasonably satisfactory to the Collateral Agent.

      "Mortgaged Property" shall mean each Fee Property listed on Schedule 7.13 hereto and each other Fee Property subject to a Mortgage delivered pursuant to the provisions of Section 8.10.

      "Multiemployer Plan" shall mean a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions, (ii) to which any ERISA Entity has within the preceding five plan years made contributions, including any Person which ceased to be an ERISA Entity during such five year period, or (iii) with respect to which Borrower or a Subsidiary could incur liability.

      "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the Borrower delivers to the Banks a certificate signed by its chief financial officer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined, (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date) received by the Borrower and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

      "New Bank" shall have the meaning provided in Section 1.02(b).

      "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

      "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Revolving Note and the Swingline Note.

      "Notice of Borrowing" shall have the meaning provided in Section 1.04.

      "Notice of Conversion" shall have the meaning provided in Section 1.07.

      "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Deal Administration, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

      "Obligations" shall mean (a) obligations of the Borrower and any and all of the other Credit Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on each Note issued by the Borrower, and Loans made, under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower and any and all of the other Credit Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and any and all of the other Credit Parties under this Agreement and the other Credit Documents, (b) the due and punctual payment of all obligations of Borrower and any and all of the other Credit Parties under each Interest Rate Protection Agreement or Other Hedging Agreement entered into with any counterparty that was a Bank or Affiliate of a Bank at the time such Interest Rate Protection Agreement or Other Hedging Agreement was entered into and (c) the due and punctual payment of all obligations in respect of overdrafts and related liabilities owed to any Bank, any Affiliate of a Bank, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.

      "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

      "Other Taxes" shall have the meaning set forth in Section 4.04(a).

      "Participant" shall have the meaning provided in Section 2.03(a).

      "Payment Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, Fifth Floor, Jersey City, NJ 07302, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

      "Pension Plan" shall mean an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any ERISA Entity or with respect to which Borrower or a Subsidiary could incur liability.

      "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided that if the Percentage of any Bank is to be determined after the applicable Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

      "Permitted Acquisition" shall mean (a) the merger or consolidation of any Person into the Borrower or any Wholly Owned Subsidiary of the Borrower or (b) the acquisition by the Borrower or any Wholly Owned Subsidiary of the Borrower of all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) not already a Subsidiary of the Borrower or 100% of the capital stock of any such Person; provided that any such merger, consolidation or acquisition shall only be a Permitted Acquisition so long as:

            (A) no Default or Event of Default then exists or would result therefrom (including giving pro forma effect to such acquisition and any additional Indebtedness resulting therefrom or incurred or assumed in connection therewith as if such acquisition had occurred and such Indebtedness had been incurred as of the first day of the most recently completed Test Period (including any other Permitted Acquisition that occurred, and related Indebtedness which was incurred, during or subsequent to such Test Period); provided that for purposes of calculating the Pro Forma Leverage Ratio, the applicable ratio for such Test Period shall be deemed to be .25 to 1.00 less than the ratio set forth opposite the applicable fiscal quarter listed in Section 9.08);

            (B) pro forma for such acquisitions and the financings incurred and conforming accounting adjustments made in connection therewith, (x) the Borrower's Consolidated Adjusted Senior Leverage Ratio shall be less than 2.50:1.00, (y) Total Unutilized Revolving Loan Commitment shall be least $25,000,000 and (z) the total aggregate consideration for all Permitted Acquisitions in any twelve month period shall not be greater than the sum of $100,000,000 plus the amount of such consideration paid in the form of, with the proceeds from the sale of, or by exchange of, equity interests of Holdings and its Subsidiaries;

            (C) such Permitted Acquisition shall be engaged in the Business;

            (D) subject to the provisos in clause (E) below, the Borrower shall have given the Administrative Agent and the Banks at least 10 days prior notice of any Permitted Acquisition (each such notice a "Permitted Acquisition Notice") which notice shall contain (i) the date such Permitted Acquisition is scheduled to be consummated, (ii) the estimated purchase price of such Permitted Acquisition, (iii) a description of the business and the stock and/or assets to be acquired in connection with such Permitted Acquisition,

      (iv) the sources of cash to be paid in respect of such Permitted Acquisition and (v) in the case of Holdings Common Stock issued as consideration to the seller in connection with a Permitted Acquisition, a description of the Holdings Common Stock to be issued in connection with the consummation of such Permitted Acquisition and the estimated fair market value (as determined in good faith by the Board of Directors of Holdings) thereof;

            (E) the Borrower shall have delivered to the Administrative Agent, at the time of delivery of the Permitted Acquisition Notice, a certificate of an Authorized Officer of the Borrower (a "Permitted Acquisition Compliance Certificate") to the effect all of the requirements of this definition of "Permitted Acquisition" have been met and which certificate shall set forth in reasonable detail the pro forma calculation of the Consolidated Adjusted Senior Leverage Ratio as of the date of the Permitted Acquisition, giving effect thereto, and show compliance (in reasonable detail as to pro forma calculations); provided, however, that with respect to Permitted Acquisitions in respect of which the total consideration payable is less than $20,000,000, such Permitted Acquisition Notice and Permitted Acquisition Compliance Certificate of Borrower may be delivered to the Administrative Agent promptly upon, and in any event within 10 Business Days after, the closing of such Permitted Acquisition; and provided, further, that with respect to Permitted Acquisitions in respect of which the total consideration is less than $10,000,000, such Permitted Acquisition Notice and the Permitted Acquisition Compliance Certificate's requisite information may be incorporated into the officer's certificate and financial statements provided for in Sections 8.01(b) and
      (c) and furnished to each Bank at the time of delivery of the financial statements provided for in Sections 8.01(b) and (c); and

            (F) subsequent to affecting the Permitted Distribution of any Spinoff Guarantor and prior to the Spinoff Guarantor Release Event for such Spinoff Guarantor, neither Borrower nor any of its Subsidiaries shall be permitted to affect a merger or consolidation with such Spinoff Guarantor or repurchase the Spinoff Guarantor or any material portion of its assets from Holdings or any of its Affiliates, in each case if the consideration for such transaction, if any, is other than the stock of the Borrower.

      "Permitted Acquisition Capital Expenditures" shall be an amount equal to 115% of the Capital Expenditures made by the Person (or in the case of an asset acquisition, the Capital Expenditures relating to the assets) being acquired as a part of a Permitted Acquisition prior to the time of such Permitted Acquisition measured by the amount reported in the quarterly financials for the four immediately preceding fiscal quarters. Such full 115% amount shall be available for Capital Expenditures in each succeeding fiscal year, beginning the next full fiscal year after the date of such Permitted Acquisition, and a pro rata amount for the year in which such Permitted Acquisition is consummated shall be available.

      "Permitted Acquisition Compliance Certificate" shall have the meaning provided in the definition of "Permitted Acquisition."

      "Permitted Acquisition Cost-Savings" shall mean certain cost-savings adjustments reasonably anticipated by the Borrower to be achieved in connection with Permitted

Acquisitions and upon the Agents' request shall be (i) made in accordance with Regulation S-X; (ii) verified by Ernst & Young L.L.P., or another nationally recognized accounting firm or as otherwise agreed to by the Administrative Agent; and (iii) not in excess of 10% of pro forma actual Consolidated EBITDA without regard to such cost-savings; provided, however, that all such Permitted Acquisition Cost-Savings shall be estimated on a good-faith basis by the Borrower and shall be reduced by (x) one half, six months following each such Permitted Acquisition, (y) an additional one quarter, nine months following each such Permitted Acquisition and (z) an additional one quarter, twelve months following each such Permitted Acquisition.

      "Permitted Acquisition Notice" shall have the meaning provided in the definition of "Permitted Acquisition."

      "Permitted Distribution" means (i) if the Initial Appliance Warehouse Investment has occurred, the sale, issuance, conveyance, transfer, contribution or other disposition of the Spinoff Guarantor in any transaction in which the Spinoff Guarantor is no longer a Subsidiary of the Borrower or (ii) if the Initial Appliance Warehouse Investment has not occurred, the dividend or other disposition of Appliance Warehouse Assets to Holdings or its Affiliates and the contribution or other disposition of such assets into a Person that shall become a Subsidiary Guarantor hereunder; provided that at the time of such dividend or other disposition such assets shall not have a book value greater than $45.0 million, of which the amount of cash and Cash Equivalents shall not exceed $2.0 million; provided, further, that the Spinoff Guarantor shall remain a Guarantor until the occurrence of the Spinoff Guarantor Release Event.

      "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

      "Permitted Filings" shall have the meaning provided in the Security Agreement.

      "Permitted Liens" shall have the meaning provided in Section 9.01.

      "Permitted Tax Distribution" shall mean the payment of any dividends or distributions on the equity interest of the Spinoff Guarantor to the extent necessary to permit direct or indirect owners of such equity interest to receive tax distributions in an aggregate amount with respect to each taxable year of the Spinoff Guarantor (whether or not such dividends or distributions are made during such taxable year) equal to the taxable income of a Spinoff Guarantor allocated to a partner or member, as the case may be, multiplied by the highest combined federal, state and local income tax rate (including, to the extent applicable, alternative minimum tax) solely as a result of a Spinoff Guarantor (and any intermediate entity through which such holder owns such equity interests) being a partnership, limited liability company, S corporation, trust or similar pass-through entity for federal income tax purposes.

      "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

      "Pledge Agreements" shall mean the Holdings Pledge Agreement and the Credit Party Pledge Agreement.

      "Pledge Agreement Collateral" shall mean all "Collateral" as defined in each of the Pledge Agreements.

      "Pledged Securities" shall mean "Pledged Securities" as defined in each of the Credit Party Pledge Agreement and Holdings Pledge Agreement.

      "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

      "Principal Leases" shall mean leases, licenses or other agreements pursuant to which the Borrower and/or any Subsidiary Guarantor leases or otherwise obtains the right to use any Real Property utilized for warehouse distribution and/or office purposes.

      "Pro Forma Leverage Ratio" shall mean, at any time for the determination thereof, the ratio of (x) Consolidated Indebtedness at such time minus the amount, as of the last day of the Test Period then last ended, of cash and Cash Equivalents held by the Borrower and its Consolidated Subsidiaries in excess of $25,000,000 to (y) Consolidated EBITDA for the Test Period then last ended, with such Pro Forma Leverage Ratio to be determined on a pro forma basis as if any Permitted Acquisition that occurred during or subsequent to such Test Period (and the incurrence, assumption and/or repayment of any Indebtedness in connection with any such Permitted Acquisition), as the case may be, had occurred on the first day of such Test Period (and such Indebtedness, if any, had remained outstanding (or had not been outstanding, as the case may be) throughout such Test Period) it being understood that in calculating the Pro Forma Leverage Ratio in connection with each and every Permitted Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets acquired pursuant to each such Permitted Acquisition on a pro forma basis as if such acquisition had occurred on the first day of the respective Test Period and shall include any conforming accounting adjustments made in connection therewith, including any Permitted Acquisition Cost-Savings. On the date of any Permitted Acquisition pursuant to which the Pro Forma Leverage Ratio is to be calculated and on each date of calculation of Pro Forma Leverage Ratio, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the pro forma calculations required to establish the Pro Forma Leverage Ratio (with such pro forma calculations to be made on a basis reasonably satisfactory to the Administrative Agent and to assume that the interest expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of such Permitted Acquisition (taking into account any Interest Rate

Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period).

      "Projections" shall have the meaning provided in Section 7.05(e).

      "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December, occurring after the Effective Date; provided that the first Quarterly Payment Date shall be March 31, 2002.

      "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

      "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

      "Recovery Event" shall mean the receipt by the Borrower or any Subsidiary Guarantor of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any Subsidiary Guarantor and (ii) under any policy of insurance required to be maintained under
Section 8.03.

      "Register" shall have the meaning provided in Section 13.15.

      "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

      "Regulation S-X" shall mean Regulation S-X, Title 17, Code of Federal Regulations as from time to time in effect and any successor to all or a portion thereof.

      "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

      "Release Payment" shall have the meaning provided in the definition of "Spinoff Guarantor Release Event."

      "Replaced Bank" shall have the meaning provided in Section 1.14.

      "Replacement Bank" shall have the meaning provided in Section 1.14.

      "Required Banks" means Non-Defaulting Banks holding at least a majority of the aggregate outstanding Loans (after giving effect to each Non-Defaulting Revolving Loan Bank's Percentage of Swingline Loans), Letter of Credit Outstandings (after giving effect to each Participant's Adjusted Percentage) and Total Unutilized Revolving Loan Commitments held by Non-Defaulting Banks.

      "Retained Amount" shall mean that portion of Excess Cash Flow that may be retained by the Borrower in accordance with Section 4.02(h).

      "Revolving Loan" shall have the meaning provided in Section 1.01(c).

      "Revolving Loan Banks" shall have the meaning provided in Section 1.01(c).

      "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Annex I hereto directly below the column entitled "Revolving Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section
1.14 or 13.04(b).

      "Revolving Loan Maturity Date" shall mean January 25, 2008.

      "Revolving Note" shall have the meaning provided in Section 1.06(a).

      "Rollover Amount" shall have the meaning provided in Section 9.07(b).

      "Scheduled Repayments" shall mean the Tranche A Term Loan Scheduled Repayments and the Tranche B Term Loan Scheduled Repayments.

      "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit L, among the Borrower and the Subsidiary Guarantors and the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, modified or supplemented from time to time or such other agreements acceptable to the Collateral Agent as shall be necessary to comply with any and all laws, ordinances, rules, regulations or similar statutes or case law, including, without limitation, of any applicable Governmental Authority and effective to grant to the Collateral Agent a perfected first priority Lien on and security interest in the Collateral.

      "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

      "Security Documents" shall mean, collectively, each Pledge Agreement, each Mortgage, the Security Agreement, the Collateral Assignment of Leases and the Collateral Assignment of Location Leases and each other security document or pledge agreement required by any applicable Governmental Authority (including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law) to grant a valid, perfected first priority Lien on and security interest in any property required to be made subject to the Lien of the Security Documents pursuant to the provisions thereof or pursuant to Section
8.10 and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage or any Pledge Agreement to be filed with respect to the security interests in the property created pursuant to any Security Agreement, any Mortgage or any Pledge Agreement and any other document or instrument utilized to pledge or grant a security interest in any property of whatever kind or nature as Collateral for the Obligations, including, without limitation, any and all documents or instruments delivered pursuant to Section 8.10.

      "Senior Notes" shall mean $450,000,000 in aggregate principal amount of the Borrower's 9% senior unsecured notes due 2010 issued pursuant to the Senior Notes Indenture.

      "Senior Notes Indenture" shall mean that certain indenture dated as of January 25, 2002 between the Borrower and U.S. Bank, N.A., as trustee. "Spinoff Guarantor" shall have the meaning provided in Section 9.02(h).

      "Spinoff Guarantor Note" shall have the meaning provided in Section
9.02(h).

      "Spinoff Guarantor Release Event" means, with respect to a Spinoff Guarantor, receipt by the Borrower of an amount in cash or Cash Equivalents equal to not less than 3.0 times the Consolidated EBITDA of the Spinoff Guarantor during the four quarter period ending on or prior to the date of receipt by the Borrower of such funds representing (i) an equity contribution in Borrower, (ii) repayment of all or a portion of the aggregate outstanding principal amount of the Appliance Warehouse Notes or (iii) a combination of amounts permitted by clauses (i) and (ii) above (such amounts, the "Release Payments"), and the concurrent release of the Spinoff Guarantor's Guaranty of the Senior Notes; provided that the Spinoff Guarantor's Guaranty shall not be released unless and until the Borrower and its Subsidiaries shall have been released from any guarantees of Indebtedness of the Spinoff Guarantor; provided, further, that to the extent the Borrower receives any such cash or Cash Equivalents as described above, the Borrower shall apply such cash or Cash Equivalents in accordance with Section 4.02(f); provided, further, that upon the fulfillment of all of the requirements of this definition of Spinoff Guarantor Release Event, the Spinoff Guarantor shall be automatically released from the Guaranteed Obligation hereunder and its obligation under the Security Documents.

      "Start Date" shall have the meaning provided in the definition of Leverage Pricing Adjustment.

      "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

      "Subordinated Indebtedness" shall mean Indebtedness of the Borrower or any of its Subsidiaries that is contractually subordinated to any Indebtedness of the Borrower or any of its Subsidiaries, as applicable.

      "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time; provided that for purposes of this definition the Spinoff Guarantor shall be deemed a Subsidiary of the Borrower at all times until the occurrence of the Spinoff Guarantor Release Event.

      "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower.

      "Super Laundry" shall mean Super Laundry Equipment Corp., a New York corporation and a Wholly-Owned Subsidiary of the Borrower.

      "Supermajority Banks" means (x) in the case of the Tranche A Term Loans, Non-Defaulting Banks holding at least 66 2/3% of the outstanding Tranche A Term Loans, (y) in the case of the Tranche B Term Loans, Non-Defaulting Banks holding at least 66 2/3% of the outstanding Tranche B Term Loans and (z) in the case of Revolving Loans, Non-Defaulting Banks holding at least 66 2/3% of the outstanding Revolving Loans (after giving effect to each Non-Defaulting Bank's Percentage of Swingline Loans), Letter of Credit Outstandings (after giving effect to each Participant's Adjusted Percentage) and Total Unutilized Revolving Loan Commitments held by the Non-Defaulting Banks.

      "Survey" shall mean a survey of any Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Real Property is located; (ii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent; and (iii) sufficiently detailed for a title company to delete the survey exceptions and issue a comprehensive endorsement in any applicable title insurance policy, and if necessary to do so, complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such Survey.

      "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturing Date.

      "Swingline Loan" shall have the meaning provided in Section 1.01(d).

      "Swingline Note" shall have the meaning provided in Section 1.06(a).

      "Syndication Agents" shall mean J.P. Morgan Securities Inc., and First Union Securities, Inc. in their capacity as Syndication Agents for the Banks hereunder, and shall include any successors to the Syndication Agents.

      "Syndication Date" shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 13.04) has been completed.

      "Tax Returns" shall mean all returns, declarations, reports, estimates, information returns, refund claims, statements and forms or other documents (including any related or supporting information) required to be filed in respect of any Taxes.

      "Tax Sharing Agreements" shall mean all tax sharing, tax allocation and other similar agreements entered into by Holdings or any Subsidiary of Holdings.

      "Taxes" shall mean any present or future tax, levy, stamp, impost, duty, deduction, assessment or other charge or withholding (including any intangible, documentary or excise tax), and all liabilities with respect thereto (including penalties, interest and expenses) imposed, levied, collected, withheld or assessed by or on behalf of any Governmental Authority.

      "Term Loan" shall mean the Tranche A Term Loan or the Tranche B Term Loan.

      "Term Loan Commitment" shall mean each Tranche A Term Loan Commitment and each Tranche B Term Loan Commitment, with the Term Loan Commitment of any Bank at any time to equal the sum of its Tranche A Term Loan Commitment and Tranche B Term Loan Commitment as then in effect.

      "Test Period" shall mean for any date of determination the period of four most recently ended consecutive fiscal quarters of the Borrower, in each case taken as one accounting period.

      "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.

      "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

      "Total Term Loan Commitment" shall mean, at any time, the sum of the Total Tranche A Term Loan Commitment and Total Tranche B Term Loan Commitment.

      "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Banks.

      "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Banks.

      "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of (i) the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding and (ii) the then aggregate amount of Letter of Credit Outstandings.

      "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being three separate Tranches; i.e., Tranche A Term Loans, Tranche B Term Loans and Revolving Loans.

      "Tranche A Term Loan" shall have the meaning provided in Section 1.01(a).

      "Tranche A Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Annex I hereto directly below the column entitled "Tranche A Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.14 or 13.04.

      "Tranche A Term Loan Maturity Date" shall mean January 25, 2008.

      "Tranche A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(c).

      "Tranche A Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c).

      "Tranche A Term Note" shall have the meaning provided in Section 1.06(a).

      "Tranche B Term Loan" shall have the meaning provided in Section 1.01(b).

      "Tranche B Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Tranche B Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.14 or 13.04.

      "Tranche B Term Loan Maturity Date" shall mean July 25, 2009.

      "Tranche B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(d).

      "Tranche B Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(d).

      "Tranche B Term Note" shall have the meaning provided in Section 1.06(a).

      "Transactions" shall have the meaning provided in Section 5.05(b).

      "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto; i.e., whether a Base Rate Loan or a Eurodollar Loan.

      "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

      "United States" and "U.S." shall each mean the United States of America.

      "Unpaid Drawing" shall have the meaning provided for in Section 2.04(a).

      "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank (plus, in the case of BTCo, the aggregate outstanding principal amount of Swingline Loans made by BTCo) and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

      "Wholly Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares or, with respect to any Foreign Subsidiary, an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% equity interest at such time.

      "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

      SECTION 12. THE ADMINISTRATIVE AGENT.

      12.01 Appointment. The Banks hereby designate Bankers Trust Company as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

      12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. 12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

      12.04 Certain Rights of the Administrative Agent. If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

      12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other

Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

      12.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks (with such "percentages" to be determined as if there are no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document, except to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are finally judicially determined to have resulted from the Administrative Agent's gross negligence or willful misconduct.

      12.07 The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

      12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

      12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

      (b) Upon any such notice of resignation, the Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, except after an Event of Default.

      (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, except after an Event of Default, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

      (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

      SECTION 13. MISCELLANEOUS.

      13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (for the purposes of this Section 13.01, the term Agent shall include the Collateral Agent) (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and in connection with the initial syndication efforts with respect to this Agreement and of the Agents and, following an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and, following an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (iii) indemnify each of the Agents and each Bank, and each of their Affiliates and each of them and their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent finally judicially determined to have been incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

      13.02 Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent, each Letter of Credit Issuer and each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Issuing Bank and such Bank (including, without limitation, by branches and agencies of such Agent, such Issuing Bank and such Bank wherever located) to or for the credit or the account of the Borrower or any other Subsidiary Guarantor against and on account of the Obligations and liabilities of the Borrower or any other Subsidiary Guarantor to such Agent, such Issuing Bank and such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Issuing Bank and such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

      13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the Borrower's address specified opposite its signature below; if to any Bank and any Agent (other than the Administrative Agent), at its address specified opposite its name on Annex II below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank or any other Agent, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

      13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks; and provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder; and provided, further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the applicable Final Scheduled Maturity Date of the Tranche in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release (x) the Guaranty of any Subsidiary Guarantor (except as otherwise provided in Section 9.02) or (y) all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) or in connection with a sale otherwise permitted hereby), supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

      (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitments (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to
(i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as a Bank or by an affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $2,500,000 in the aggregate for the assigning Bank or assigning Banks Revolving Credit Commitments, outstanding principal amount of Tranche A Term Loans hereunder or $1,000,000 for Tranche B Term Loans to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of the applicable Assignment and Assumption Agreement; provided that, (i) at such time Annex I shall be deemed modified to reflect the Commitments (and/or outstanding Term

Loans, as the case may be) of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of BTCo shall be required in connection with any such assignment pursuant to clause (y) above and any assignment of the Revolving Credit Commitment (which consent shall not be unreasonably withheld), (iv) except during the existence of an Event of Default, the consent of the Borrower shall be required in connection with any such assignment pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed) and (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this
Section 13.04(b) to a Person which is not already a Bank hereunder, the respective assignee Bank shall, to the extent legally entitled to do so, comply with the documentation requirements of Section 4.04(f). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.14 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.11, 1.12 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any such increased costs resulting from changes, including, without limitation, Changes in Law, after the date of the respective assignment).

      (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent and the Borrower), any Bank which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Bank in support of its obligations to its trustee or such collateral agent, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

      13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or the Syndication Agents or the Documentation Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

      13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

      (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

      (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

      13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that Statements of Financial Accounting Standards Nos. 141 and 142 shall be deemed to be in effect as of the Effective Date; provided further that, except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Sections 9.08 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the financial statements of the Borrower for the fiscal year ended March 31, 2001 delivered to the Banks pursuant to Section 7.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP"); provided further that until the Spinoff Guarantor Release Event all computations of Excess Cash Flow and all computations determining compliance with Sections 9.08 through 9.10 inclusive shall be calculated as if the Spinoff Guarantor is a Consolidated Subsidiary.

      (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day (determined in accordance with the terms hereof) occurring in the period for which such interest, Commitment Commission or Fees are payable (except for interest payable in respect of Base Rate Loans based on the Prime Lending Rate, which shall be computed on the basis of a 365/66 day year).

      13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

      (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS

AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and each of the Agents.

      13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each Credit Party and each of the Banks who are initially parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

      13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the Final Scheduled Maturity Dates of or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release (x) the Guaranty or a Subsidiary Guarantor or (y) all or substantially all of the Collateral (except as expressly provided in the Security Documents in connection with a sale otherwise permitted hereby), (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower or Holdings of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (u) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (v) without the consent of BTCo, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (w) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as same applies to such Administrative Agent or any other provision as same relates to the rights or obligations of such Administrative Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Supermajority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Supermajority Banks of each Tranche in the case of an amendment to the definition of Supermajority Banks), amend the definition of Supermajority Banks or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02 (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or (z) without the consent of the Supermajority Banks of the respective Tranche, amend, modify or waive any Tranche A Term Loan Scheduled Repayment or Tranche B Term Loan Scheduled Repayment.

      (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Borrower if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment) and/or repay outstanding Term Loans of such Bank which gave rise to the need to obtain such Bank's consent, in accordance with Sections 3.02(b) and/or 4.01(v); provided that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto; provided, further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

      13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.11, 1.12, 2.05, 4.04, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans (it being understood and agreed that all such indemnities shall also survive as to any Bank that has assigned all of its obligations hereunder pursuant to Section 13.04(b) with respect to the period of time in which such Bank was a "Bank" hereunder).

      13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.11, 1.12, 2.05 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

      13.15 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective unless and until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

      13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this
Section 13.16, each Bank agrees that it will use its best efforts not to disclose without the prior consent of Holdings or the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information; provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such
Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by Holdings to the Banks in writing as confidential; provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Administrative Agent or the Collateral Agent, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, and (g) or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this
Section 13.16); provided that such prospective transferee or participant agrees to be bound by the provisions of this Section.

      (b) Each of Holdings and the Borrower hereby acknowledge and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank.

      SECTION 14. GUARANTY.

      14.01 The Guaranty. The Subsidiary Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to each Secured Creditor and the Administrative Agent and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Borrowings made by each Bank to, and the Notes held by each Bank of, the Borrower, and all other Obligations from time to time owing to the Banks or the Administrative Agent by the Borrower, under this Agreement and under the Notes and by any Credit Party under any of the other Credit Documents, and all Obligations of the Credit Parties to any Secured Creditors, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) or otherwise perform any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

      14.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 14.01 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

            (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Agreement, the Notes or any other Credit Document or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

            (iv) any Lien or security interest granted to, or in favor of, any Secured Creditor or the Collateral Agent as security for any of the Guaranteed Obligations shall fail to be perfected or shall fail to have the priority contemplated by the Security Documents; or

            (v) the release of any other Subsidiary Guarantor.

      The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Bank or Affiliate thereof exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Subsidiary Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Creditor or Affiliate thereof or the Administrative Agent upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between the Borrower and the Bank or Affiliate thereof and the Administrative Agent shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Bank or Affiliate thereof and the Administrative Agent, and the obligations and liabilities of the Subsidiary Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Bank or Affiliate thereof or the Administrative Agent or any other Person at any time of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Subsidiary Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Secured Creditors, and its successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

      14.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 14 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Bank or Affiliate thereof on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Bank or Affiliate thereof in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Person.

      14.04 Subrogation; Subordination. Each Subsidiary Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Banks under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 14.01, whether by subrogation or otherwise, against the Borrower or any other Subsidiary Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any Indebtedness of the Borrower or any other Subsidiary Guarantor now or hereafter owing to any Subsidiary Guarantor by reason of any payment by such Subsidiary Guarantor under the Guarantee in this Section 14 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Subsidiary Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to such Subsidiary Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Subsidiary Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Subsidiary Guarantor as trustee for the Administrative Agent, and the Banks and Affiliates thereof and be paid over to the Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Subsidiary Guarantor under the other provisions of the guarantee contained herein.

      14.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Banks, the obligations of the Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10.05) for purposes of Section 14.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 14.01.

      14.06 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 14 constitutes an instrument for the payment of money, and consents and agrees that any Bank or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

      14.07 Continuing Guarantee. The guarantee in this Section 14 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

      14.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 14.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 14.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Bank, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

      14.09 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States. The parties hereto acknowledge and agree that the provisions of the Credit Party Pledge Agreement executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and all (or 65%, as the case may be) of the capital stock and other equity interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Credit Party Pledge Agreement. To the extent the Credit Party Pledge Agreement requires or provides for the pledge of promissory notes issued by, or capital stock or other equity interests in, any Person organized under the laws of a jurisdiction other than the United States, it is acknowledged that, as of the Initial Borrower Date, no actions have been required to be taken to perfect under any local law of the jurisdiction of the Person who issued the respective promissory notes or whose capital stock or other equity interests are pledged, under the Security Documents. The Credit Parties hereby agree that, following any request by the Administrative Agent or Required Banks to do so in respect to any such asset that is material, each Credit Party shall, and shall cause its Subsidiaries to, take such actions under U.S. law or the local law of any jurisdiction with respect to which such actions have not already been taken as are reasonably determined by the Administrative Agent or the Required Banks to be necessary or desirable in order to fully perfect, preserve or protect the security interests in such assets granted pursuant to the Credit Party Pledge Agreement under the laws of such jurisdictions. If requested to do so pursuant to this Section 14.09, all such actions shall be taken in accordance with the provisions of this Section 14.09 as promptly as practicable. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under U.S. Federal or local law (but only with respect to capital stock of, other equity interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than the United States) not required to be taken in accordance with the provisions of this Section 14.09; provided that, to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation or warranty shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 14.09.

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:                                COINMACH LAUNDRY CORPORATION
303 Sunnyside Blvd. Ste. 70
Plainview, NY 11803                     by:     /s/ Robert M. Doyle
Attention:                                 ----------------------------------
                                           Name:  Robert M. Doyle
                                           Title: Chief Financial Officer

Address:                                COINMACH CORPORATION
303 Sunnyside Blvd. Ste. 70
Plainview, NY 11803                     by:     /s/ Robert M. Doyle
Attention:                                 ----------------------------------
                                           Name:  Robert M. Doyle
                                           Title: Chief Financial Officer

                                        SUPER LAUNDRY EQUIPMENT CORP.
Address:                                as Subsidiary Guarantor
303 Sunnyside Blvd. Ste. 70
Plainview, NY 11803                     by:     /s/ Robert M. Doyle
Attention:                                 ----------------------------------
                                           Name:  Robert M. Doyle
                                           Title: Chief Financial Officer

Address:                                GRAND WASH & DRY LAUNDERETTE, INC.,
303 Sunnyside Blvd. Ste. 70             as Subsidiary Guarantor
Plainview, NY 11803
Attention:                              by:     /s/ Robert M. Doyle
                                           ----------------------------------
                                           Name:  Robert M. Doyle
                                           Title: Chief Financial Officer

                                        BANKERS TRUST COMPANY
                                           Individually and as Administrative
                                           Agent and Collateral Agent

                                        By:     /s/ Mary Kay Coyle
                                           ----------------------------------
                                           Name:  Mary Kay Coyle
                                           Title: Managing Director

                                        DEUTSCHE BANC ALEX BROWN,
                                              as Lead Arranger and Collateral
                                              Agent

                                        By:   /s/ Larry E. Zimmerman
                                           ----------------------------------
                                           Name:  Larry E. Zimmerman
                                           Title: Managing Director

                                        J.P. MORGAN SECURITIES INC.,
                                        as Syndication Agent

                                        By: /s/ Charles D. Smith
                                            --------------------------------
                                            Name: Charles D. Smith
                                            Title: Vice President

                                        JPMORGAN CHASE BANK

                                        By: /s/ Allen K. King
                                            -----------------------------------
                                            Name: Allen K. King
                                            Title: Vice President

                                        KZH CNC LLC

                                        By: /s/ Susan Lee
                                            --------------------------------
                                            Name: Susan Lee
                                            Title:

                                        JUPITER FUNDING TRUST

                                        By: /s/ Ann E. Morris
                                            --------------------------------
                                            Name: Ann E. Morris
                                            Title:

                                        WINGED FOOT FUNDING TRUST

                                        By: /s/ Ann E. Morris
                                            --------------------------------
                                            Name: Ann E. Morris
                                            Title:

                                        FIRST UNION SECURITIES, INC.,

                                        By: /s/ L. Richard DiDonato
                                            --------------------------------
                                            Name: L.Richard DiDonato
                                            Title: Director

                                        FIRST UNION NATIONAL BANK

                                        By: /s/ Frederick W. Price
                                            -------------------------------
                                            Name: Frederick W. Price
                                            Title: Senior Vice President

                                        CREDIT LYONNAIS NEW YORK BRANCH
                                             as Documentation Agent

                                        By: /s/ Scott R. Chappelka
                                            --------------------------------
                                            Name: Scott R. Chappelka
                                            Title: Vice President

                                        GENERAL ELECTRIC CAPITAL CORPORATION

                                        By: /s/ Karl Kieffer
                                            --------------------------------
                                            Name: Karl Kieffer
                                            Title:

                                                                         ANNEX I

                                   COMMITMENTS

                                          Revolving        Tranche A        Tranche B
                                            Loan           Term Loan        Term Loan
               Bank                      Commitments      Commitments      Commitments
------------------------------------   ---------------  ---------------  ---------------
BANKERS TRUST COMPANY                    17,857,143.00     7,142,857.00   250,000,000.00
JPMORGAN CHASE BANK                      16,071,429.00     6,428,571.00
WACHOVIA BANK NA                         16,071,429.00     6,428,571.00
CREDIT LYONNAIS NEW YORK BRANCH          10,714,286.00     4,285,714.00
GENERAL ELECTRIC CAPITAL CORPORATION     10,714,286.00     4,285,714.00
CONSECO                                   2,142,840.00       857,077.00

KZH CNC LLC                               1,428,560.00       571,440.00
TOTAL                                  $    75,000,000  $    30,000,000  $   250,000,000

                                                                        ANNEX II

                                 BANK ADDRESSES

Bankers Trust Company
31 West 52nd Street
New York, NY 10019

JP Morgan Chase Bank
2200 Ross Avenue
Dallas, TX 75201

Wachovia Bank NA
301 South College Street
Charlotte, NC 28288-0737

Credit Lyonnais New York Branch
1300 Avenue of the Americas
New York, NY 10017

General Electric Capital Corporation
60 Longe Ridge Road
Stamford, CT 06927

KZH CNC LLC
140 East 45th Street
New York, NY 10017

Jupiter Funding Trust
101 South Tryon Street
Charlotte, NC 28255

Winged Foot Funding Trust
101 South Tryon Street
Charlotte, NC 28255